Exhibit 4.4

THIRD AMENDED AND RESTATED SHAREHOLDERS DEED

This THIRD AMENDED AND RESTATED SHAREHOLDERS DEED (this “Deed”), dated as of August 10, 2026 (the “Effective Date”), by and among (i) DayOne Data Centers Limited, a Cayman Islands exempted company with limited liability (the “Company”), (ii) Mr. William Wei Huang (the “Designated Rightholder”), (iii) GDS Holdings Limited, a Cayman Islands exempted company with limited liability (“GDSH”), (iv) the investors identified in Schedule 1, as updated from time to time (together with the Additional Investors, the “Investors”, and individually, an “Investor”), and (v) each additional investor who has executed a Deed of Adherence in the form of Exhibit C attached hereto and become a party to this Deed following the Effective Date in accordance with the terms hereof (individually, an “Additional Investor” and, collectively, the “Additional Investors”).

WHEREAS, pursuant to the Series A Preferred Share Subscription Agreement, dated as of March 26, 2024, as amended and supplemented by a Deed of Adherence and Amendment to Series A Preferred Share Subscription Agreement, dated as of May 13, 2024, in each case, by and among the Company, GDSH and certain Investors named therein (the “Series A Subscription Agreement”), such Investors subscribed from the Company, and the Company issued to such Investors, certain Series A Preferred Shares;

WHEREAS, the Company, GDSH and certain Investors named therein entered into a Shareholders Deed (the “Series A Deed”), dated as of June 4, 2024, in connection with the Series A Subscription Agreement;

WHEREAS, pursuant to the Series B Preferred Share Subscription Agreement, dated as of October 29, 2024, as amended and supplemented by a Deed of Adherence and Amendment to Series B Preferred Share Subscription Agreement and as may be supplemented by any joinder or subscription agreements entered into by additional investors in accordance with the Series B Subscription Agreement, in each case, by and among the Company and certain Investors named therein (the “Series B Subscription Agreement”), such Investors subscribed from the Company, and the Company issued to such Investors, 68,571,429 Series B Preferred Shares in the aggregate;

WHEREAS, the Company and certain Investors named therein entered into an Amended and Restated Shareholders Deed, dated as of December 31, 2024, in connection with the Series B Subscription Agreement (the “Series B Deed”);

WHEREAS, pursuant to the Series C Preferred Share Subscription Agreement, dated as of December 27, 2025, by and among the Company and certain Investors set forth on Schedule 1 and named therein (as amended by the Amendment to the Series C Preferred Share Subscription Agreement, dated as of April 20, 2026, as may be supplemented by any joinder or subscription agreements entered into by additional investors in accordance with the Series C Subscription Agreement, and as may be further amended or restated from time to time, the “Series C Subscription Agreement”), such Investors subscribed for and the Company issued to such Investors, 129,571,429 Series C Preferred Shares in the aggregate;

WHEREAS, in connection with the Series C Subscription Agreement, the Company, the Designated Rightholder, and certain Investors named therein entered into a Second Amended and Restated Shareholders Deed, dated as of December 31, 2025 (as amended by the Deed of Amendment to the Second Amended and Restated Shareholders Deed, dated as of April 20, 2026, and as may be further amended or restated from time to time, the “Series C Deed”); and

WHEREAS, the parties hereto desire to enter into this Deed to govern certain of their rights, duties and obligations with respect to their ownership in the Company and their relationship as Shareholders.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree that the Series C Deed shall be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

As used in this Deed, the following terms have the following meanings:

“2025 ESOP” means the employee share option plan approved by the Board on March 9, 2025, pursuant to which the Company may grant options exercisable for up to 12,646,286 Ordinary Shares to directors, officers, employees, consultants, advisors or strategic partners of the Company or its Affiliates, at an exercise price that is equal to the Series B Subscription Price (as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or any other similar event affecting the relevant class of shares, as applicable).

“30-Day ADTV” means, as at a date of determination, the daily average of the sum of Daily Trading Value for thirty (30) consecutive trading days ending one (1) trading day prior to the date of determination.

“30-Day VWAP” means, as at a date of determination, the volume weighted average price of the relevant securities trading on a stock exchange on which such securities are then listed or quoted for trading for the thirty (30) consecutive trading days ending one (1) trading day prior to the date of determination, as reported by Bloomberg L.P. and without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Acceptance Notice” has the meaning provided in Section 4.01(b).

“Achi” means, collectively, Luminous Knowledge Limited, Grand Slam Limited. Prosperis Holding Limited, and Nocturne Rise Limited.

“Achi Public Company Director Nominee” has the meaning provided in Section 2.13(d).

“Additional Investor” has the meaning provided in the preamble of this Deed.

“Affiliate” means, (a) with respect to any Person that is a natural person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) such Person’s spouse, lineal descendant (whether natural or adopted), brother, sister, or parent, or (iii) any estate, trust or partnership that is established by or for the benefit of such Person and/or any other Person described in sub-clause (ii), in each case, that is directly or indirectly Controlled by such Person and/or any other Person described in sub-clause (ii), and (b) with respect to any Person that is not a natural person, unless otherwise specifically set forth on Schedule 7, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with such Person; provided, that in each of the foregoing cases, no holder of Company Securities shall be deemed an Affiliate of the Company or any other security holder of the Company, in each case, solely by reason of any investment in the Company or the existence or exercise of any rights or obligations under this Deed or in respect of the Company Securities held by such security holder insofar as such investment, rights or obligations do not otherwise give rise to any Control in respect of or by the Company or such other security holder of the Company, as applicable; provided, further, that the Company Securities held by GDSH and the Designated Rightholder shall not be aggregated for purposes of determining their respective entitlement to any rights under this Deed, including the right to appoint directors, the calculation of their respective Aggregate Ownership, and their respective status as a Major Shareholder. The term “Affiliated” has the meaning correlative to the foregoing.

“Aggregate Ownership” means, with respect to any Person or group of Affiliated Persons, the total number of Shares (as determined on an Ordinary Share Equivalents basis) beneficially owned by such Person or group of Affiliated Persons as of the date of such calculation.

“Aggregate Ownership Percentage” means, with respect to any Person or group of Affiliated Persons, the percentage of the share capital of the Company that such Person or group of Affiliated Persons owns as of the date of such calculation, calculated on an as-converted and fully-diluted basis.

“Anti-Corruption Law” means all Applicable Law relating to anti-bribery, anti-corruption, record keeping and internal control, including (a) the U.S. Foreign Corrupt Practices Act of 1977 (as amended), (b) the UK Bribery Act of 2010 (as amended), (c) the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong) (as amended), (d) the PRC’s anti-bribery laws and any rules and regulations, including but not limited to, the Criminal Law, the Anti-Unfair Competition Law and the Interim Provisions on Banning Commercial Bribery, (e) Malaysian Anti-Corruption Commission Act 2009, and (f) legislation applicable to the Group adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Money Laundering Law” means, with respect to any Person, all financial recordkeeping and reporting requirements under the Applicable Law relating to anti-money laundering and financing of terrorism, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (as amended), the Anti-Money Laundering Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001, the Cayman Islands Anti-Money Laundering Regulations (as revised), the Guidance Notes on the Prevention and Detection of Money Laundering, Terrorist Financing and Proliferation Financing in the Cayman Islands, the Terrorism Act (as revised), the Proceeds of Crime Act (as revised), the Anti-Corruption Act (as revised), the Proliferation Financing (Prohibition) Act (as revised) and the Misuse of Drugs Act (as revised) and the applicable anti-money laundering laws, rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

“Applicable Law” means, with respect to any Person, any transnational, domestic, foreign, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule (including stock exchange rules), regulation, Order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is legally binding upon and applicable to such Person.

“Arbitration” has the meaning provided in Section 7.07.

“Articles” means the Fifth Amended and Restated Memorandum and Articles of Association of the Company, in the form attached as Exhibit A hereto, as the same may be amended or restated from time to time.

“Associate” means, with respect to any given Person, (a) a corporation or organization of which such given Person is an officer or partner or is, directly or indirectly, the beneficial owner of thirty percent (30%) or more of any class of equity securities, (b) any trust or other estate in which such given Person has a substantial beneficial interest or as to which such given Person serves as trustee or in a similar capacity, or (c) such Person’s spouse and lineal descendants (whether natural or adopted), brother, sister and/or parent.

“Board” means the board of directors of the Company.

“Board Meetings” has the meaning provided in Section 2.07(a).

“Board Reserved Matter” has the meaning provided in Section 2.09(a).

“Business” means the development and operation of data centers, the leasing of capacity in data centers, and the provision of data center colocation and hosting services, and does not include any cloud business or services (including any GPU leasing services).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, Hong Kong, New York, or Singapore are required or authorized by Applicable Law to be closed.

“Cause” means, with respect to any director of the Company, such director’s (a) willful and continued failure to substantially perform his or her duties with the Company in his or her established position, (b) willful misconduct that is materially injurious, monetarily or otherwise, to the Group, (c) conviction for or plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude or (d) willful and intentional breach of this Deed or any employment or other similar agreement between such director and any Group Company.

“CFC” has the meaning provided in Section 6.10(b)(i)(B).

“Chairman” means the chairman of the Board.

“Coatue” means, collectively, Coatue Tactical Solutions PS Holdings AIV 11 LP, Coatue Tactical Solutions PS Holdings AIV 12 LP, and Coatue PC LLC.

“Coatue Public Company Director Nominee” has the meaning provided in Section 2.13(c).

“Code” has the meaning provided in Section 6.10(b)(i)(A).

“Company” has the meaning provided in the preamble of this Deed.

“Company Redemption Rights” has the meaning provided in Section 5.03(a).

“Company Securities” means (a) any shares of share capital or other equity securities of the Company, including Ordinary Shares and Preferred Shares, (b) any securities convertible into or exchangeable for shares of share capital or other equity securities of the Company, (c) any options, warrants or other rights to acquire shares of share capital or other equity securities of the Company, and (d) any other security into which any of the securities described in sub-clauses (a) through (c) above may hereafter be converted or exchanged.

“Competitor” means (a)(i) any Person that engages in the Business in any material respect in the geographic markets in which the Group operates the Business from time to time, or (ii) any Person that is otherwise reasonably determined by the Board to be a competitor of the Company or any other Group Company (in accordance with the terms and procedures of the Governance Framework), (b) other than as specifically set forth on Schedule 7, any Person that owns, directly or indirectly (including on a look-through basis), ten percent (10%) or more of the outstanding share capital (excluding any limited partnership interests or other similar passive interests, provided, that such Person or its Affiliates do not, directly or indirectly, by contract or otherwise have voting or other governance or control rights in respect of such limited partnership (other than voting rights that are customary for a limited partner) or other similar passive investments) of any such Person described in sub-clause (a), or (c) any Affiliates of any such Person described in the foregoing sub-clause (a) or (b).

“Confidential Information” has the meaning provided in Section 6.02(c).

“Conflicted Shareholder Director” has the meaning provided in Section 2.01(c).

“Consolidated Contracted EBITDA” means, at the time of calculation, the estimated consolidated recurring annualized accrual profit before interest, tax, depreciation and amortization and other non-cash items: (a) excluding all SG&A except for property taxes; (b) excluding any exceptional, one-off, non-recurring or extraordinary item; (c) adjusted proportionately for any minority interests; and (d) calculated by the Company’s management on the basis that the total amount of IT power capacity which customers have committed to purchase pursuant to binding sales agreement which remain in force is fully income-generating in accordance with the terms of such agreements.

“Consolidated Net Debt” means, at the time of calculation, the consolidated gross debt, less unrestricted cash, of the Company and its Subsidiaries, adjusted proportionately for any minority interests.

“Contract” means all agreements, contracts, leases, licenses, commitments, orders or instruments and other legally binding agreements or arrangements.

“Control” means, with respect to any Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by Contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors (or similar governing body) of such Person; and the terms “Controlled by”, “Controlling” and “under common Control with” have the meaning correlative to the foregoing.

“Control Transaction” means (a) any change in the ownership of the share capital of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) and their respective Affiliates, will have the direct or indirect power to elect or appoint a majority of the members of the Board; (b) any change in the ownership of the share capital of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) and their respective Affiliates, will hold thirty-five percent (35%) or more of the voting power or share capital of the Company (calculated on an as-converted, fully-diluted basis); or (c) any change in the possession, direct or indirect, of the power to direct or cause the direction of major and strategic operating and financial policies of the Company, whether through the ownership of voting securities, by Contract, or otherwise.

“Conversion Price” means the Series A Conversion Price, the Series B Conversion Price, or the Series C Conversion Price, as applicable.

“Daily Trading Value” means, as at a date of determination, the product of (a) the daily trading volume of the relevant securities trading on a stock exchange on which such securities are then listed or quoted for trading, multiplied by (b) the daily dollar volume weighted average price of such securities, each as reported by Bloomberg L.P. and without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debt Incurrence RM” has the meaning provided in Section 2.09(b)(vii).

“Deed” has the meaning provided in the preamble of this Deed and shall refer to this Deed as may be amended or restated from time to time.

“Deed of Adherence” means a Deed of Adherence substantially in the form of Exhibit C, pursuant to which a Person agrees to be bound by all the terms of this Deed as if it had been a signatory in the relevant designated capacity.

“Designated Rightholder” has the meaning provided in the preamble of this Deed.

“Designated Rightholder Director” has the meaning provided in Section 2.01(b).

“Designated Rightholder Holding Requirement” means Designated Rightholder Ownership Percentage of at least one percent (1%).

“Designated Rightholder Ownership Percentage” means, (a) prior to any IPO, the percentage of the share capital of the Company held by the Designated Rightholder and his Affiliates, calculated on a fully-diluted basis (as defined in Section 1.02) as of the relevant date of calculation, and (b) from and after the closing of any IPO, the meaning given to such term in the Public Company Articles.

“Designated Rightholder Public Company Director Nominee” has the meaning provided in Section 2.13(a).

“Director Designee” has the meaning provided in Section 2.13(d).

“Effective Date” has the meaning provided in the preamble of this Deed.

“Employee Plans” has the meaning provided in Section 4.03(e).

“Enforcement Sale” has the meaning provided in Section 3.02(a)(ii).

“Exercise Notice” has the meaning provided in Section 4.03(b).

“Extended Vesting Period” has the meaning provided in Section 6.08(a).

“Financial Indebtedness RM” has the meaning provided in Section 2.09(a)(v).

“Forecast Development Yield” means, in respect of any Significant Project, the quotient expressed as a percentage obtained by dividing (a) the forecast stable recurring annualized accrual profit before interest, tax, depreciation and amortization and other non-cash items: (i) excluding all SG&A except for property taxes; (ii) excluding any exceptional, one-off, non-recurring or extraordinary item; and (iii) calculated by the Company’s management on the basis that all the marketable IT power capacity of such Significant Project is income-generating, by (b) the forecast total development cost of such Significant Project (the determination of which shall include finance lease obligations).

“First Tranche Options” has the meaning provided in Section 6.08(a).

“First Tranche Vesting Conditions” has the meaning provided in Schedule 9.

“Financial Year” means the annual accounting period that the Company uses for financial reporting purposes.

“GDSH” has the meaning provided in the preamble of this Deed.

“Global Market” means any of the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the London Stock Exchange, the Singapore Exchange, or such other internationally recognized stock exchange approved in writing by the Board.

“Governance Framework” means that certain governance framework of the Group, a copy of which has been furnished to the Investors prior to the date of this Deed.

“Governmental Authority” means any national, state, provincial, regional, municipal, local, foreign or other governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof, and including any listing or securities exchange.

“Group” means the Company and its Subsidiaries from time to time, and “Group Company” means any one of them.

“Hillhouse” means, collectively, HGDC Holdings Limited, HGDK Holdings Limited, HGDO II Holdings Limited, and HBYT Co-Investment Holdings Limited.

“Hillhouse Public Company Director Nominee” has the meaning provided in Section 2.13(b).

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Information Right Investor” means at any time, without duplication, any Investor for so long as the then Aggregate Ownership Percentage of such Investor exceeds five percent (5%).

“Independent Director” has the meaning provided in Section 2.03.

“Initial Vesting Period” has the meaning provided in Section 6.08(a).

“Investor Rights Agreement” means the Second Amended and Restated Investor Rights Agreement, dated as of December 31, 2025, by and among the Company and certain other parties thereto, providing for the Registration Rights, and including any amendment or restatement thereof from time to time.

“Investors” has the meaning provided in the preamble of this Deed.

“IPO” means the first underwritten public offering of the Ordinary Shares (or equity securities representing the Ordinary Shares) or of the equity securities of a Newco, and the Public Listing of such securities on a Global Market.

“IPO Lock-Up” has the meaning provided in Section 3.01(c).

“IRR” means, with respect to each Preferred Share, the internal rate of return per annum of the holder thereof as determined using the XIRR function in Microsoft Excel (or any equivalent function which replaces or supersedes that function in Microsoft Excel or any replacement or successor software to Microsoft Excel), using as “outflow” the Series A Subscription Price, the Series B Subscription Price, or the Series C Subscription Price (as applicable), with the outflow date being the Series A Closing Date (with respect to the Series A Preferred Shares), the Series B Closing Date (with respect to the Series B Preferred Shares) or the applicable Series C Closing Date (with respect to the Series C Preferred Shares), as applicable, and using as “inflows”, (x) in the case of a redemption of such Preferred Share by the Company pursuant to Section 5.03 and the Articles, the amount paid to the holder of such Preferred Share, with the inflow date being the applicable Redemption Date, and (y) any dividends, distributions or payments (including any such dividends, distributions or payments by the Company in connection with a Liquidation Event or a Control Transaction) made to the holder of such Preferred Share in respect of such Preferred Share, with the inflow date being the date on which such dividends, distributions or payments were made. All calculations relating to an IRR shall be: (a) made with no Taxes paid or payable by the relevant holder of such Preferred Share deducted from any inflows or added to any outflows; (b) made with no costs, fees, charges or expenses incurred by the relevant holder of the Preferred Share deducted from any inflows or added to any outflows; (c) made with any Taxes paid or payable by the Company in connection with the transactions described in the foregoing sub-clause (x) or (y), as applicable, deducted from any inflows or added to any outflows, irrespective of whether or not any amount is withheld or deducted for, or on account of, Tax (for the avoidance of doubt and without prejudice to sub-clause (a) above, withholding Taxes incurred by the Company under Applicable Law or any Order of the relevant Tax Authority, if any, with respect to any amounts received or receivable by the relevant holder of such Preferred Share shall not be treated as paid to such holder); (d) made with any costs, fees, charges or expenses incurred by the Company in connection with the transactions described in the foregoing sub-clause (x) or (y), as applicable, deducted from any inflows or added to any outflows; and (e) without duplication, adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or other similar event affecting the Preferred Shares, as applicable. An IRR in respect of any other Shares for the holders thereof shall be calculated in accordance with the foregoing methodology unless otherwise agreed by the Company and the relevant Shareholders.

“Issuance Notice” has the meaning provided in Section 4.03(a).

“Issuance Period” has the meaning provided in Section 4.03(c).

“Liquidation Event” means any of the following (in a single transaction or a series of related transactions), unless otherwise waived in writing by the Series A Supermajority in respect of the Series A Preferred Shares, or the Series B Supermajority in respect of the Series B Preferred Shares, or the Series C Supermajority in respect of the Series C Preferred Shares, as applicable: (a) any bankruptcy, liquidation, dissolution or winding-up of the Company or any one or more of its Subsidiaries that are material to the Group, taken as a whole; (b) any sale, transfer, or other disposal, of all or substantially all of the assets of the Group, taken as a whole; (c) a merger or consolidation of the Company with or into another Person, except for a merger or consolidation (i) in which the holders of the Shares (on an Ordinary Share Equivalents basis) immediately prior to such merger or consolidation considered as a group continue to hold in the aggregate at least fifty percent (50%) of the outstanding voting power, economic rights or the issued share capital of the surviving or acquiring Person, or (ii) that is effected for purposes of any internal restructuring or reincorporation into another domicile; and (d) to the extent not captured by the foregoing sub-clause (c), any sale, transfer or other disposal of Shares (whether by merger, reorganization or other transaction) in which the holders of the Shares (on an Ordinary Share Equivalents basis) considered as a group immediately prior to such transaction cease to hold in the aggregate at least fifty percent (50%) of the outstanding voting power, economic rights or issued share capital of the surviving or acquiring Person.

“Liquidity Event” has the meaning provided in Schedule 9.

“Liquidity Transaction” has the meaning provided in Section 5.01(a).

“Liquidity Transaction Offer Price” means an all-cash offer price, payable in immediately available US$ in a single closing and with no contingent or deferred consideration, offered in connection with the Liquidity Transaction.

“Liquidity Transaction Process” means a bona fide sale process conducted through a sale by auction or other similar competitive process, as advised by one (1) or more internationally recognized independent global investment bank(s) or other financial advisor(s) of comparable status, to consummate a Liquidity Transaction on customary arm’s-length market terms with the aim to maximize the valuation of the Company and to obtain the highest obtainable Liquidity Transaction Offer Price.

“Lock-Up Period” means any time prior to the third (3rd) anniversary of the Series B Closing Date (i.e., any time prior to December 31, 2027).

“Macau” means the Macau Special Administrative Region of the PRC.

“Major Shareholders” means any Shareholder whose Aggregate Ownership Percentage exceeds ten percent (10%).

“MNPI” has the meaning provided in Section 6.02(d).

“Newco” means any Person which owns all or substantially all of the assets of the Group at the time of a Public Listing or IPO, the securities of which will be registered, offered or transferred in the Public Listing or IPO.

“Non-Recourse Persons” has the meaning provided in Section 7.05.

“Non-Selling Shareholder” has the meaning provided in Section 4.01(a).

“Offer” has the meaning provided in Section 4.01(b).

“Offer Notice” has the meaning provided in Section 4.01(b).

“Offer Period” has the meaning provided in Section 4.01(b).

“Offer Price” has the meaning provided in Section 4.01(b).

“Offered Securities” has the meaning provided in Section 4.01(a).

“Order” means an order, injunction, judgment, decree or demand issued by a court or any other Governmental Authority.

“Ordinary Share Equivalents” means (a) with respect to Ordinary Shares, the number of Ordinary Shares, and (b) with respect to any other Shares that are convertible into or exchangeable for Ordinary Shares, the number of Ordinary Shares issuable in respect of the conversion or exchange of such securities into Ordinary Shares.

“Ordinary Shares” means the ordinary shares of the Company with a par value of US$0.00005 each.

“Permitted Financing” has the meaning provided in Section 3.02(a)(ii).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“PFIC” has the meaning provided in Section 6.10(b)(i)(A).

“Potential Conflicted Person” has the meaning provided in Section 2.11.

“PRC” means the People’s Republic of China and, for the purposes of this Deed, shall not include Hong Kong, Macau, or Taiwan.

“Preemptive Rights Holder” has the meaning provided in Section 4.03(a).

“Preemptive Rights Percentage” means, with respect to each Preemptive Rights Holder, a fraction (expressed as a percentage), the numerator of which is such Preemptive Rights Holder’s Aggregate Ownership immediately prior to the issuance and the denominator of which is the total number of all issued and outstanding Shares (as determined on an Ordinary Share Equivalents basis) immediately prior to the issuance.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, and the Series C Preferred Shares.

“Public Company Articles” means the form of Memorandum and Articles of Association of the Company attached as Exhibit B hereto.

“Public Listing” means a listing or registration of the Ordinary Shares (or equity securities representing the Ordinary Shares) or of the equity securities of a Newco, on a Global Market.

“QIPO” means an IPO which (a) is effected with underwriters of nationally recognized standing in any Global Market; (b) values the Company on a pre-offering basis at a minimum implied equity valuation representing a premium to the Series C Conversion Price (as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or other similar event affecting the Series C Preferred Shares) of no less than the Series C Minimum Premium, calculated based on the offering price of the IPO; (c) has an aggregate offering size in excess of US$1,000 million; and (d) takes place on a Global Market.

“Redeeming Shareholders” has the meaning provided in Section 5.03(b).

“Redemption Date” means, with respect to each Redemption Share, the date on which the Company makes payment in full in immediately available cash of the Redemption Price for such Redemption Share to the Redeeming Shareholder.

“Redemption Notice” has the meaning provided in Section 5.03(b).

“Redemption Price” has the meaning provided in Section 5.03(a).

“Redemption Shares” has the meaning provided in Section 5.03(b).

“Registration Rights” means certain demand registration rights, short-form registration rights, and piggyback registration rights, in each case as set forth in the Investor Rights Agreement.

“Related Party” means any Affiliate, officer or director of any Group Company, any holder of any Company Security or equity security of any Subsidiary, and any Affiliate or Associate of any of the foregoing.

“Relevant Year” has the meaning provided in Section 6.10(b)(ii).

“Replacement Director” has the meaning provided in Section 2.06(a).

“Representatives” means, with respect to any Person, (a) its Affiliates and the directors, officers, employees, limited or general partners, shareholders, financial advisors, auditors, accountants, consultants and legal counsel of such Person and its Affiliates and (b) current or bona fide prospective investors or financing sources of such Person and its Affiliates, provided, that such investors or financing sources are not Competitors.

“Sale” has the meaning provided in Section 4.01(a).

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, restricted party lists and other restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including by the Department of the Treasury’s Office of Foreign Assets Control), (b) the European Union and enforced by its member states (including under Council Regulation (EC) No. 194/2008), (c) the United Nations, (d) His Majesty’s Treasury of the United Kingdom, or (e) other similar governmental bodies with regulatory authority over the Company from time to time.

“Second Tranche Options” has the meaning provided in Section 6.08(a).

“Second Tranche Vesting Conditions” has the meaning provided in Schedule 9.

“Seller” has the meaning provided in Section 4.01(a).

“Series A Automatic Conversion Price” has the meaning provided in Section 5.04(e)(i).

“Series A Closing Date” means June 4, 2024.

“Series A Conversion Price” means the conversion price applicable to the Series A Preferred Shares when such Shares are convertible into Ordinary Shares in accordance with the Articles, which price shall initially be the Series A Subscription Price and be subject to the anti-dilution adjustment as set forth in the Articles.

“Series A Deed” has the meaning provided in the preamble of this Deed.

“Series A Liquidation Preference” means the right of the Series A Preferred Shareholders, in the event of a Liquidation Event and in accordance with the Articles, to receive the Series A Preference Amount in priority to any holders of the Ordinary Shares.

“Series A Majority” means the Persons holding a majority of the Series A Preferred Shares.

“Series A MEG” means the options granted or to be granted by the Company exercisable for up to twenty-one million and three hundred and thirty thousand (21,330,000) Ordinary Shares that the Company granted or will grant to certain directors, officers, employees, consultants, advisors, or strategic partners of the Company and its Affiliates on or following the Series A Closing Date at an exercise price that is equal to the Series A Subscription Price (as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or any other similar event affecting the relevant class of Shares, as applicable).

“Series A Preference Amount” means an amount equal to the higher of (a) such amount that will enable each Series A Preferred Share to generate an IRR for the holder of such Series A Preferred Share of at least ten percent (10%); and (b) the amount which would have been payable to each such holder had their respective Series A Preferred Shares been converted to Ordinary Shares immediately prior to the Liquidation Event.

“Series A Preferred Shareholders” means, at any time, any Person (other than the Company) who is a holder of any Series A Preferred Shares.

“Series A Preferred Shares” means the Series A preferred shares of the Company with a par value of US$0.00005 each.

“Series A Subscription Agreement” has the meaning provided in the preamble of this Deed.

“Series A Subscription Price” means US$10 per share.

“Series A Supermajority” means the Persons holding seventy-five percent (75%) or more of the Series A Preferred Shares.

“Series B Closing Date” means December 31, 2024.

“Series B Conversion Price” means the conversion price applicable to the Series B Preferred Shares when such Shares are convertible into Ordinary Shares in accordance with the Articles, which price shall initially be the Series B Subscription Price and be subject to the anti-dilution adjustment as set forth in the Articles.

“Series B Deed” has the meaning provided in the preamble of this Deed.

“Series B Liquidation Preference” means the right of the Series B Preferred Shareholders, in the event of a Liquidation Event and in accordance with the Articles, to receive the Series B Preference Amount in priority to any holders of the Series A Preferred Shares and the Ordinary Shares.

“Series B Majority” means the Persons holding a majority of the Series B Preferred Shares.

“Series B MEG” means the options granted or to be granted by the Company exercisable for up to ten million two hundred and eighty-five thousand seven hundred and fourteen (10,285,714) Ordinary Shares that the Company granted or will grant to certain directors, officers, employees, consultants, advisors, or strategic partners of the Company and its Affiliates on or following the Series B Closing Date at an exercise price that is equal to the Series B Subscription Price (as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or any other similar event affecting the relevant class of Shares, as applicable).

“Series B Minimum Premium” means the premium to the Series B Conversion Price as of the relevant date of determination, as set forth in Schedule 8 of this Deed.

“Series B Preference Amount” means an amount equal to the higher of (a) such amount that will enable each Series B Preferred Share to generate an IRR for the holder of such Series B Preferred Share of at least ten percent (10%); and (b) the amount which would have been payable to each such holder had their respective Series B Preferred Shares been converted to Ordinary Shares immediately prior to the Liquidation Event.

“Series B Preferred Shareholders” means, at any time, any Person (other than the Company) who is a holder of any Series B Preferred Shares.

“Series B Preferred Shares” means the Series B preferred shares of the Company with a par value of US$0.00005 each.

“Series B Subscription Agreement” has the meaning provided in the preamble of this Deed.

“Series B Subscription Price” means US$17.50 per share.

“Series B Supermajority” means the Persons holding seventy-five percent (75%) or more of the Series B Preferred Shares.

“Series C Closing Date” means each date on which closing of the subscription and issuance of any Series C Preferred Shares occurs under the Series C Subscription Agreement.

“Series C Conversion Price” means the conversion price applicable to the Series C Preferred Shares when such Shares are convertible into Ordinary Shares in accordance with the Articles, which price shall initially be the Series C Subscription Price and be subject to the anti-dilution adjustment as set forth in the Articles.

“Series C Liquidation Preference” means the right of the Series C Preferred Shareholders, in the event of a Liquidation Event and in accordance with the Articles, to receive the Series C Preference Amount in priority to any holders of the Series B Preferred Shares, Series A Preferred Shares and the Ordinary Shares.

“Series C Majority” means the Persons holding a majority of the Series C Preferred Shares.

“Series C MEG” means the options granted or to be granted by the Company with the vesting conditions and other terms set forth in Section 6.08(a) and exercisable for up to seventeen million seven hundred and eighty-five thousand seven hundred and fourteen (17,785,714) Ordinary Shares that the Company granted or will grant to certain directors, officers, employees, consultants, advisors, or strategic partners of the Company and its Affiliates on or following the first Series C Closing Date (i.e., December 31, 2025) at an exercise price that is equal to the Series C Subscription Price (as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or other similar event affecting the relevant class of Shares, as applicable).

“Series C Minimum Premium” means thirty percent (30%).

“Series C Preference Amount” means an amount equal to the higher of (a) such amount that will enable each Series C Preferred Share to generate an IRR for the holder of such Series C Preferred Share of at least ten percent (10%); and (b) the amount which would have been payable to each such holder had their respective Series C Preferred Shares been converted to Ordinary Shares immediately prior to the Liquidation Event.

“Series C Preferred Shareholders” means, at any time, any Person (other than the Company) who is a holder of any Series C Preferred Shares.

“Series C Preferred Shares” means the Series C preferred shares of the Company with a par value of US$0.00005 each.

“Series C Subscription Agreement” has the meaning provided in the preamble of this Deed.

“Series C Subscription Price” means US$35.00 per share.

“Series C Supermajority” means the Persons holding seventy-five percent (75%) or more of the Series C Preferred Shares.

“SG&A” means selling, general, and administrative expenses (including non-cash items and charges, but excluding non-recurring items).

“Shareholder” means, at any time, any Person (other than the Company) who shall then be a party to or be bound by this Deed, so long as such Person shall hold any Shares.

“Shareholder Director” has the meaning provided in Section 2.01(a).

“Shareholder Observer” has the meaning provided in Section 2.02.

“Shareholder Reserved Matter” has the meaning provided in Section 2.09(b).

“Shares” means the shares in the capital of the Company from time to time, including the Ordinary Shares and the Preferred Shares.

“SIAC” means the Singapore International Arbitration Centre.

“SIAC Rules” has the meaning provided in Section 7.07.

“Significant Project” has the meaning provided in Section 2.09(a)(ii).

“Special Committee” has the meaning provided in Section 5.02(b).

“Strategic Review” has the meaning provided in Section 5.02(a).

“Strategic Review Request” has the meaning provided in Section 5.02(a).

“Subject Shares” has the meaning provided in Section 4.03(a).

“Subscription Agreements” means the Series A Subscription Agreement, the Series B Subscription Agreement, and the Series C Subscription Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, trust or other entity or organization, whether incorporated or unincorporated, which is Controlled by such Person.

“Tag-Along Notice” has the meaning provided in Section 4.04(a).

“Tag-Along Offer” has the meaning provided in Section 4.04(a).

“Tag-Along Portion” means, with respect to each Tagging Shareholder, the product of (A) a fraction (expressed as a percentage), the numerator of which is such Tagging Shareholder’s Aggregate Ownership immediately prior to the applicable Tag-Along Sale and the denominator of which is the total number of all issued and outstanding Shares (as determined on an Ordinary Share Equivalents basis) immediately prior to the applicable Tag-Along Sale, multiplied by (B) the number of Company Securities (as determined on an Ordinary Share Equivalents basis) proposed to be Transferred by the Tag-Along Seller.

“Tag-Along Response Notice” has the meaning provided in Section 4.04(c).

“Tag-Along Right” has the meaning provided in Section 4.04(c).

“Tag-Along Right Holder” has the meaning provided in Section 4.04(a).

“Tag-Along Sale” has the meaning provided in Section 4.04(a).

“Tag-Along Seller” has the meaning provided in Section 4.04(a).

“Tagging Shareholder” has the meaning provided in Section 4.04(c).

“Tax” or “Taxes” means (a) any national, state, provincial, regional, municipal, local, foreign or other taxes, charges, fees, levies, duties or other assessments imposed by any Tax Authority, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, and (b) all interest, penalties (administrative, civil or criminal) or additional amounts imposed by any Tax Authority in connection with any item described in sub-clause (a) above.

“Tax Authority” means any Governmental Authority responsible for the imposition, collection or administration of any Tax.

“Third Party” means a bona fide prospective purchaser of Shares other than an Affiliate of the transferor of such Shares.

“Transaction Documents” means this Deed, the Subscription Agreements, and the Articles.

“Transaction Information” has the meaning provided in Section 6.02(a).

“Transfer” has the meaning provided in Section 3.01(a), and the terms “Transferred” and “Transferring” shall have the meaning correlative to “Transfer”.

“Transfer Notice” has the meaning provided in Section 4.01(a).

“Transfer Notice Period” has the meaning provided in Section 4.01(b).

“Transfer Period” has the meaning provided in Section 4.01(f).

“U.S.” means the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the U.S.

“US$” means the U.S. dollars, the lawful currency of the U.S.

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Deed shall refer to this Deed as a whole and not to any particular provision of this Deed. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Deed unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Deed as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Deed. Any singular term in this Deed shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Deed, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Unless stated otherwise, “or” is used in the inclusive sense of “and/or”. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided, that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any law include all rules and regulations promulgated thereunder and as amended, modified or supplemented from time to time. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any Person include the successors and permitted assigns of that Person. The terms “GDSH”, “Investors”, and “Additional Investors” shall each also mean, if any such Person(s) shall have directly transferred any of its Company Securities to any of its Affiliates, such Person(s) and its Affiliates, taken together, and any right, obligation or action that may be exercised, performed or taken at the election of such Person(s) may be exercised, performed or taken at the election of such Person(s) and its Affiliates. The term “as-converted” means that the relevant calculation of the number of Ordinary Shares is to be made assuming that all classes of Shares convertible into Ordinary Shares, including the Preferred Shares, that are issued and outstanding as of the time of calculation shall be deemed to have been converted into Ordinary Shares; and, unless otherwise stated herein, the term “fully-diluted” means that the relevant calculation of the number of Ordinary Shares is to be made assuming that all outstanding options, warrants and other Company Securities capable of being converted into, or exercised or exchanged for, Ordinary Shares (whether or not by their terms then convertible, exercisable or exchangeable), including the Company Securities which have been reserved for issuance pursuant to the Employee Plans, have in each case been so converted, exercised or exchanged, as applicable. Whenever this Deed refers to a number of days, such number shall refer to calendar days unless specified otherwise, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any Applicable Law). If any action is to be taken or given on or by a particular day, and such day is not a Business Day, then such action may be deferred until the next Business Day.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.01 Board Designation Rights.

(a) Each Major Shareholder shall be entitled to nominate and appoint one (1) director to the Board for every ten percent (10%) of its Aggregate Ownership Percentage (each such director nominated and appointed by any Major Shareholder, a “Shareholder Director” and, collectively, the “Shareholder Directors”), and shall be entitled to remove any Shareholder Director nominated and appointed by it pursuant to this Section 2.01(a). For the avoidance of doubt, if at any time any Major Shareholder’s Aggregate Ownership Percentage is reduced such that the number of its nominated and appointed Shareholder Directors then serving on the Board exceeds the number of Shareholder Directors which such Major Shareholder would then be entitled to nominate and appoint based on such Major Shareholder’s reduced Aggregate Ownership Percentage, then such Major Shareholder shall cause the appropriate number of its nominated Shareholder Directors to immediately resign from the Board immediately upon such occurrence and take all other necessary action to ensure that the number of its nominated and appointed Shareholder Directors serving on the Board does not at any time exceed the number of Shareholder Directors that such Major Shareholder is entitled to nominate and appoint pursuant to this Section 2.01 based on its Aggregate Ownership Percentage at such time.

(b) For so long as the Designated Rightholder Holding Requirement is met, the Designated Rightholder shall be entitled to nominate, appoint and remove one (1) director to or from the Board (the “Designated Rightholder Director”). Notwithstanding any provisions to the contrary in this Deed, the parties hereto acknowledge and agree that the Designated Rightholder’s right to nominate, appoint and remove the Designated Rightholder Director pursuant to this Section 2.01(b) shall survive the completion of any IPO.

(c) Notwithstanding any provisions to the contrary in this Deed, if the Board reasonably determines in its sole discretion that a Shareholder Director has or is reasonably likely to have a conflict of interest with any Group Company or any business conducted by any Group Company (the “Conflicted Shareholder Director”), then the Board may, and each Major Shareholder shall (if requested by the Board) cause its respective Shareholder Director(s) to, (i) suspend or terminate the appointment of the Conflicted Shareholder Director, (ii) exclude the Conflicted Shareholder Director from relevant Board Meetings, or (iii) withhold competitively sensitive information from the Conflicted Shareholder Director; provided that nothing in this Section 2.01(c) shall impair the right of the Shareholder who appointed such Conflicted Shareholder Director to appoint another individual to replace such Conflicted Shareholder Director and serve as a replacement Shareholder Director pursuant to Section 2.01(a) or Section 2.01(b), as applicable.

(d) Each Shareholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board, then it shall vote all of its voting Company Securities or execute proxies or written consents, as the case may be, and take all other necessary actions (including causing the Company to call a special meeting of shareholders) in order to ensure that the directors nominated and appointed under this Section 2.01 and Section 2.03 be elected to the Board and that the composition of the Board is as set forth in this Section 2.01 and Section 2.03.

(e) Notwithstanding any provisions to the contrary in this Deed, any individual nominated or appointed or otherwise continuing to serve or act as a director of the Board or a Shareholder Observer must be deemed sufficiently suitable for the Group’s international business operations, as determined by the Board in its sole discretion. Any individual who does not meet the foregoing qualification shall not be eligible to be nominated or appointed or otherwise continue to serve or act as a director of the Board or a Shareholder Observer (as applicable), and the Board shall be entitled to remove any such director then serving on the Board or any such Shareholder Observer then appointed; provided, that in the case that such individual is nominated or appointed as a Shareholder Director, a Designated Rightholder Director, or a Shareholder Observer (as applicable), nothing in this Section 2.01(e) shall impair the right of the Person who nominated or appointed such individual to appoint another individual to serve or act as a replacement Shareholder Director, Designated Rightholder Director, or Shareholder Observer pursuant to Section 2.01(a), Section 2.01(b), or Section 2.02, as applicable.

Section 2.02 Board Observer Rights. If a Shareholder is not entitled to nominate or appoint any director to the Board in accordance with Section 2.01, then for so long as such Shareholder’s Aggregate Ownership Percentage exceeds five percent (5%), then such Shareholder shall be entitled to nominate and appoint one (1) observer to the Board (a “Shareholder Observer”) and remove such Shareholder Observer nominated and appointed by it pursuant to this Section 2.02. Each Shareholder Observer shall (a) be invited to attend all Board Meetings in a non-voting capacity, (b) receive all materials disseminated to the members of the Board for purposes of such Board Meetings, and (c) receive copies of all written consents and approvals executed by the Board in lieu of a Board Meeting; provided, that, if the Shareholder Observer has or is likely to have, as may be reasonably determined by the Board in its sole discretion, a conflict of interest with any Group Company or any business conducted by any Group Company, then the Board may, at its sole discretion (and each Major Shareholder shall in such case cause its respective Shareholder Director(s) to), suspend or terminate the appointment of the Shareholder Observer or exclude the Shareholder Observer from the relevant meetings or disclosure of competitively sensitive information. Each appointment, removal or replacement made pursuant to this Section 2.02 shall be made by the relevant Shareholder by notice in writing to the Company, and subject to Applicable Law, shall take effect immediately on the date stated in such written notice (being a date on or after the date of such written notice).

Section 2.03 Board Appointed Directors. The Board shall nominate and appoint at least two (2) but no more than three (3) directors who are independent of any Major Shareholder, as determined by the Board in its sole discretion (each, an “Independent Director”), to serve on the Board at all times. As of the Effective Date, the Board has appointed each of Mr. Ah Doo Lim and Mr. Alejandro Nicolas Aguzin to serve as an Independent Director until June 30, 2027, and Ms. Jamie Khoo to serve as an Independent Director until June 30, 2029. Any Independent Director may be removed during his or her term, and any vacancy designated for an Independent Director may be filled, in each case, with the prior written consent of a majority of the Board. Any individual may serve as an Independent Director for multiple terms, if such individual has been nominated and appointed in accordance with this Section 2.03.

Section 2.04 Board Committees. The Board may establish any committees from time to time to oversee any of the affairs of the Company.

Section 2.05 Removal. Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of directors from the Board, then it shall not vote any of its voting Company Securities or execute proxies or written consents, as the case may be, in favor of the removal of any director who shall have been nominated and appointed pursuant to Section 2.01, Section 2.03, or Section 2.06, unless (i) such removal shall be for Cause, (ii) such removal shall be made pursuant to Section 2.01(e), (iii) the Shareholder(s) entitled to nominate and appoint such director pursuant to Section 2.01 or Section 2.06 shall have consented to such removal in writing, or (iv) a majority of the Board shall have consented to such removal in writing pursuant to Section 2.03, as applicable; provided, that, if the Shareholder(s) entitled to nominate and appoint any director pursuant to Section 2.01 or Section 2.06 shall request in writing the removal, with or without Cause, of such director, or the Board has determined that any director shall be removed pursuant to Section 2.01(e) or Section 2.03, then each Shareholder shall vote all of its voting Company Securities or execute proxies or written consents, as the case may be, and take all other necessary actions (including causing the Company to call a special meeting of shareholders) in order to effect such removal.

Section 2.06 Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without Cause) or otherwise, there shall exist or occur any vacancy on the Board, then:

(a) the Shareholder(s) entitled under Section 2.01 to nominate and appoint such director whose death, disability, retirement, resignation or removal resulted in such vacancy, or, in the case of an Independent Director, the Board acting pursuant to Section 2.03, shall have the exclusive right to nominate and appoint another individual (the “Replacement Director”) to fill such vacancy and serve as a director on the Board; and

(b) without prejudice to Section 2.01, each Shareholder agrees that if it is then entitled to vote for the election of directors to the Board, then it shall vote all of its voting Company Securities, or execute proxies or written consents, as the case may be, and take all other necessary actions (including causing the Company to call a special meeting of shareholders) in order to ensure that the Replacement Director be elected to the Board.

Section 2.07 Meetings.

(a) Meetings of the Board (“Board Meetings”) shall take place at least once every quarter. A Board Meeting may be convened by any director on not less than seven (7) Business Days’ notice, which shall specify the date, time and place of such Board Meeting and be accompanied by an agenda of the businesses to be transacted and copies of all papers relevant for such Board Meetings and given to the Company and each director. Board Meetings may be held on a shorter notice with the written consent of all of the directors, or waived by any director who does not receive timely notice with the written consent of that director or by such director’s presence at such Board Meetings. The Company shall at all times facilitate the participation of the directors by videoconference, teleconference or other remote communication device if such director(s) are not physically present at any Board Meeting. As consideration for their agreement to serve as directors of the Board, the Company shall reimburse each director of the Board for its reasonable, documented out-of-pocket fees, costs, expenses and disbursements (including reasonable and documented travel and lodging expenses) in connection with attending Board Meetings.

(b) A quorum of the Board Meeting shall consist of a majority of the directors then appointed, including (i) at least one (1) of the Designated Rightholder (if he is then serving on the Board pursuant to Section 2.01) or the Designated Rightholder Director (if such individual is then serving on the Board pursuant to Section 2.01), (ii) at least one (1) director appointed by each of the Major Shareholders, and (iii) at least one (1) Independent Director; provided, that, if a quorum is not present within one (1) hour after the time appointed for a Board Meeting, then such meeting shall be adjourned to such date, time and place as the Board may determine on not less than four (4) Business Days’ notice, and if at such adjourned meeting a quorum is not present within one (1) hour from the time appointed for such meeting, then the directors present at such meeting will constitute a quorum.

(c) The Designated Rightholder shall have the right, exercisable at his sole discretion, to serve as the Chairman at any time that he serves on the Board. If the Designated Rightholder does not exercise his right to serve as the Chairman, the Designated Rightholder may designate any other director to serve as the Chairman until such time that the Designated Rightholder determines in his sole discretion to serve again as the Chairman pursuant to this Section 2.07(c). With respect to any Board Meeting, if the Designated Rightholder or a designee of the Designated Rightholder is then serving as the Chairman pursuant to this Section 2.07(c), such individual shall act as the chairperson of such Board Meeting at which such individual is present, and in all other cases, the directors shall elect one of their number to act as the chairperson of such Board Meeting.

Section 2.08 Action by the Board. Subject to the Board Reserved Matters under Section 2.09(a), all actions of the Board shall require the affirmative vote of at least a majority of the directors present at a duly convened Board Meeting, at which a quorum is present, or the written consent of all of the directors. Each director may exercise one (1) vote.

Section 2.09 Reserved Matters.

(a) Notwithstanding anything to the contrary herein, the Company shall not, and shall cause each of its Subsidiaries not to, take, permit, approve, authorize, or agree or commit to any action with respect to any of the following matters (each, a “Board Reserved Matter”), whether in a single transaction or a series of related transactions and whether directly or indirectly, without the prior written approval of a majority of the Board, which shall include each of the then duly appointed Shareholder Directors:

(i) any approval of, entry into, or any adjustment or modification to, or waiver of the terms of, or any dispute (including any proceedings or settlement in respect thereof) relating to, any transaction or series of related transactions involving any Group Company, on the one hand, and any Related Party, on the other hand, other than any transaction or series of related transactions, or any of the foregoing actions in respect thereof, which is conducted in the ordinary course of business on arm’s-length basis and involves payment by the Group Companies of no more than US$1 million in any consecutive twelve (12)-month period (when aggregated with all other payments by the Group Companies that fall under this Section 2.09(a)(i) during such twelve (12)-month period), or which is expressly contemplated under the terms of any agreement entered into by the Company on the Series A Closing Date relating to the Company’s credit support arrangements;

(ii) any investment in, or purchase or other acquisition of, any project or other assets or investments, or any sale, transfer or other disposal of any project or other assets or investments of the Group, in each case, in an amount in excess of US$300 million individually (each, a “Significant Project”) or in excess of US$500 million in the aggregate in any consecutive twelve (12)-month period;

(iii) any discretionary changes to a Significant Project which would result in the Forecast Development Yield of such Significant Project decreasing by more than two hundred (200) basis points;

(iv) any disposition of projects that would exceed US$400 million when aggregated with all such transactions by the Group in any consecutive twelve (12)-month period;

(v) incurrence of financial indebtedness by any Group Company resulting in the Company’s Consolidated Net Debt to Consolidated Contracted EBITDA ratio exceeding 7.5x (the “Financial Indebtedness RM”);

(vi) any increase in SG&A of more than twenty percent (20%) by the Group (as a whole) beyond the budget set out in the Company’s annual budget and business plan;

(vii) expansion of the Business to countries that possess a non-investment grade credit rating from S&P or Moody’s, or are otherwise subject to comprehensive Sanctions imposed by the United States, in each case not including (x) any members of the European Union, or (y) any countries in which any of the Group Companies has operations or has taken steps to commence operations as of the Effective Date;

(viii) replacement of the auditor of the Company for the purposes of preparing the Company’s consolidated financial statements;

(ix) any alteration in the size or composition of the board of directors of the Company, or any committee thereof, except as otherwise permitted under the Transaction Documents; or

(x) adoption of, or any amendment to, any Employee Plans, other than the Series A MEG, the Series B MEG, the 2025 ESOP, and the Series C MEG (in each case, as defined in this Deed as of the date hereof).

(b) Notwithstanding anything to the contrary herein, the Company shall not, and shall cause each of its Subsidiaries not to, take, permit, approve, authorize, or agree or commit to any action with respect to any of the following matters (each, a “Shareholder Reserved Matter”), whether in a single transaction or a series of related transactions and whether directly or indirectly, without the prior written approval of each of the Major Shareholders (except as otherwise provided in sub-clauses (b)(ii), (b)(iii) and (b)(iv)), in addition to any other approval required under the Articles:

(i) amendment of, or modification to, or waiver under the Articles, other than any amendment, modification, or waiver (excluding (1) any amendment or modification for issuance of additional Series A Preferred Shares, which shall require the approval of the then-existing Series A Supermajority, (2) any amendment or modification for issuance of additional Series B Preferred Shares, which shall require the approval of the then existing Series B Supermajority, and (3) any amendment or modification for issuance of additional Series C Preferred Shares, which shall require the approval of the then-existing Series C Supermajority) that (x) would not disproportionately and adversely affect the rights, preferences or privileges of any Major Shareholder compared to other similarly situated Major Shareholders in any material respect, (y) is made solely for administrative purposes or is made solely to align the Articles with the provisions of this Deed pursuant to Section 2.10, or (z) is required to comply with Applicable Law;

(ii) (in respect of each Major Shareholder by virtue of its holding of Ordinary Shares or Series A Preferred Shares only) except as otherwise permitted under this Deed (including, for the avoidance of doubt, any transactions contemplated under Section 5.01 or Section 5.02), merger, recapitalization, amalgamation, spin-off, consolidation or similar transaction which would be considered a Control Transaction and would imply an equity valuation of the Company that will result in (x) an IRR to the holder of each Series A Preferred Share being less than ten percent (10%), and (y) the amount (after deduction of transaction expenses incurred and Taxes paid by the Company in connection with such Control Transaction) paid to the holder of each Series A Preferred Share representing a premium of less than seventy-five percent (75%) of the Series A Conversion Price, in each case, as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or other similar event affecting the Series A Preferred Shares;

(iii) (in respect of each Major Shareholder by virtue of its holding of Ordinary Shares or Series B Preferred Shares only) except as otherwise permitted under this Deed (including, for the avoidance of doubt, any transactions contemplated under Section 5.01 or Section 5.02), merger, recapitalization, amalgamation, spin-off, consolidation or similar transaction which results in a Control Transaction and would imply an equity valuation of the Company that will result in (x) an IRR to the holder of each Series B Preferred Share being less than ten percent (10%), and (y) the amount (after deduction of transaction expenses incurred and Taxes paid by the Company in connection with such Control Transaction) paid to the holder of each Series B Preferred Share representing a premium to the Series B Conversion Price (as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or other similar event affecting the Series B Preferred Shares) of less than the Series B Minimum Premium;

(iv) (in respect of each Major Shareholder by virtue of its holding of Ordinary Shares or Series C Preferred Shares only) except as otherwise permitted under this Deed (including, for the avoidance of doubt, any transactions contemplated under Section 5.01 or Section 5.02), merger, recapitalization, amalgamation, spin-off, consolidation or similar transaction which results in a Control Transaction and would imply an equity valuation of the Company that will result in (x) an IRR to the holder of each Series C Preferred Share being less than ten percent (10%), and (y) the amount (after deduction of transaction expenses incurred and Taxes paid by the Company in connection with such Control Transaction) paid to the holder of each Series C Preferred Share representing a premium to the Series C Conversion Price (as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or other similar event affecting the Series C Preferred Shares) of less than the Series C Minimum Premium;

(v) commencement of, or consent to, (x) any voluntary liquidation, whether solvent or insolvent, or (y) any proceeding seeking (A) to adjudicate it as bankrupt or insolvent, (B) liquidation, winding up, dissolution, reorganization, or other arrangement under Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (C) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(vi) sale, transfer or other disposal of all or substantially all of the undertaking, goodwill or assets of the Group which would imply an equity valuation of the Company of less than its fair market value, except as otherwise permitted under this Deed (including for the avoidance of doubt any applicable transactions contemplated under Section 5.01 or Section 5.02);

(vii) borrowing or lending of any money or securing or providing guarantee for any indebtedness that is, in each case, (x) not in the ordinary course of business of the Group Companies (for the avoidance of doubt, the purchase or sale of real property and the leasing of real property for the purposes of the Business and/or the purchase or sale of data centers or related assets for the purposes of the Business shall be deemed to be in the ordinary course of business of the Group Companies) and (y) not expressly contemplated pursuant to the terms of any agreement entered into by the Company on the Series A Closing Date relating to the Company’s credit support arrangements (together with the Financial Indebtedness RM, the “Debt Incurrence RM”);

(viii) making of any distribution of profits of the Company by way of interim or final dividend, capitalization of reserves or otherwise, except for distribution in connection with a transaction contemplated under Section 5.01 or Section 5.02 (without, for the avoidance of doubt, prejudice to the Company’s right to redeem any Preferred Shares pursuant to Section 5.03);

(ix) appointment of any independent director to the Board other than pursuant to Section 2.01, Section 2.03, Section 2.06, or Section 2.13, as the case may be; or

(x) any Public Listing or any IPO, other than a QIPO.

Section 2.10 Memorandum and Articles of Association.

(a) Each Shareholder agrees to vote all of its voting Company Securities or execute proxies or written consents, as the case may be, and to take all other necessary actions to ensure that the Articles do not at any time conflict with any provision of this Deed. The Articles shall provide for the indemnification of the liability of, and advancement of expenses for, each director on the Board for acts on behalf of the Company to the maximum extent permitted by Applicable Law and public policy.

(b) Notwithstanding anything to the contrary in this Deed or the Articles, no amendment, modification, or waiver of any provision of the Articles that would materially and adversely affect the rights, obligations, powers or interests of the Designated Rightholder or the Designated Rightholder Director shall be effective without the prior written consent of the Designated Rightholder, in addition to any other approvals required under this Deed or the Articles.

Section 2.11 Conflict Determination. If the Board is required to determine whether a Person has or is reasonably likely to have a conflict of interest with any Group Company or any business conducted by any Group Company under Section 2.01(c), Section 2.02, and Section 6.06(a) (the “Potential Conflicted Person”), then such determination shall be made by the Board acting by majority of the directors who are not appointed by the Shareholder(s) appointing the Potential Conflicted Person(s).

Section 2.12 Public Company Articles. Each Shareholder agrees to vote all of its voting Company Securities or execute proxies or written consents, as the case may be, and to take all other necessary actions, in each case to ensure that the Public Company Articles are duly approved and adopted by all requisite shareholder action and become effective immediately prior to the closing of a QIPO.

Section 2.13 Public Company Board Composition.

(a) The Board shall appoint one (1) individual nominated by the Designated Rightholder (the “Designated Rightholder Public Company Director Nominee”) as an initial Class II director (as described under the Public Company Articles), to serve an initial term beginning immediately prior to the closing of a QIPO and expiring in accordance with the Public Company Articles. The Designated Rightholder shall notify the Board of the identity of the Designated Rightholder Public Company Director Nominee at least thirty (30) Business Days prior to the closing of a QIPO, and upon receipt of such notification, the Board shall appoint the Designated Rightholder Public Company Director Nominee to serve on the Board in accordance with this Section 2.13(a), and no further approval of the Board, the Company or any other Person shall be required to give effect to, or in connection with, such appointment. The Designated Rightholder Public Company Director Nominee shall, upon nomination in accordance with this Section 2.13(a), be deemed a Director Designee for purposes of Section 2.13(e).

(b) One (1) individual nominated collectively by Hillhouse (the “Hillhouse Public Company Director Nominee”) shall be appointed as an initial Class IV director (as described under the Public Company Articles), to serve an initial term beginning immediately prior to the closing of a QIPO and expiring in accordance with the Public Company Articles. Mr. Adam Hornung shall be the Hillhouse Public Company Director Nominee unless Hillhouse nominates another individual to replace Mr. Adam Hornung as the Hillhouse Public Company Director Nominee in accordance with this Section 2.13(b). Hillhouse may nominate a replacement Hillhouse Public Company Director Nominee by notifying the Board in writing of the identity of any replacement Hillhouse Public Company Director Nominee at least fifteen (15) Business Days prior to the public filing of a registration statement (or equivalent public filing) in connection with any IPO, and the Board shall promptly thereafter notify the Shareholders in writing of the identity of such replacement Hillhouse Public Company Director Nominee. The Hillhouse Public Company Director Nominee shall be appointed to serve on the Board in accordance with this Section 2.13(b), and no further approval of the Board, the Company or any other Person shall be required to give effect to, or in connection with, such appointment. The Hillhouse Public Company Director Nominee shall be deemed a Director Designee for purposes of Section 2.13(e).

(c) One (1) individual nominated collectively by Coatue (the “Coatue Public Company Director Nominee”) shall be appointed as an initial Class IV director (as described under the Public Company Articles), to serve an initial term beginning immediately prior to the closing of a QIPO and expiring in accordance with the Public Company Articles. Mr. Peter Farrell Wallace shall be the Coatue Public Company Director Nominee unless Coatue nominates another individual to replace Mr. Peter Farrell Wallace as the Coatue Public Company Director Nominee in accordance with this Section 2.13(c). Coatue may nominate a replacement Coatue Public Company Director Nominee by notifying the Board in writing of the identity of any replacement Coatue Public Company Director Nominee at least fifteen (15) Business Days prior to the public filing of a registration statement (or equivalent public filing) in connection with any IPO, and the Board shall promptly thereafter notify the Shareholders in writing of the identity of such replacement Coatue Public Company Director Nominee. The Coatue Public Company Director Nominee shall be appointed to serve on the Board in accordance with this Section 2.13(c), and no further approval of the Board, the Company or any other Person shall be required to give effect to, or in connection with, such appointment. The Coatue Public Company Director Nominee shall be deemed a Director Designee for purposes of Section 2.13(e).

(d) One (1) individual nominated collectively by Achi (the “Achi Public Company Director Nominee”) shall be appointed as an initial Class IV director (as described under the Public Company Articles), to serve an initial term beginning immediately prior to the closing of a QIPO and expiring in accordance with the Public Company Articles. Mr. Timothy Chen shall be the Achi Public Company Director Nominee unless Achi nominates another individual to replace Mr. Timothy Chen as the Achi Public Company Director Nominee in accordance with this Section 2.13(d). Achi may nominate a replacement Achi Public Company Director Nominee by notifying the Board in writing of the identity of any replacement Achi Public Company Director Nominee at least fifteen (15) Business Days prior to the public filing of a registration statement (or equivalent public filing) in connection with any IPO, and the Board shall promptly thereafter notify the Shareholders in writing of the identity of such replacement Achi Public Company Director Nominee. The Achi Public Company Director Nominee shall be appointed to serve on the Board in accordance with this Section 2.13(d), and no further approval of the Board, the Company or any other Person shall be required to give effect to, or in connection with, such appointment. The Achi Public Company Director Nominee shall be deemed a Director Designee for purposes of Section 2.13(e).

(e) Each Shareholder agrees that, if at any time it or any of its nominated directors is then entitled to vote for the election of directors to the Board, it shall, and shall cause its nominated directors to, vote all of its voting Company Securities or exercise all voting power, or execute proxies or written consents, as the case may be, and take all other necessary actions (including causing the Company to call a special meeting of shareholders or causing its nominated directors to call a Board Meeting, as applicable), in each case to ensure that, immediately prior to the closing of a QIPO, the composition of the Board and the class and term of each director are as set forth in Schedule 10. No Shareholder shall, and each Shareholder shall cause its nominated directors not to, take any action, or vote in favor of or otherwise support any proposal, that would have the effect of shortening the term of any individual identified in Schedule 10 (each, a “Director Designee”) or otherwise causing such Director Designee to vacate his or her seat on the Board prior to the natural expiration of such Director Designee’s term as set forth in Schedule 10. The provisions of this Section 2.13(e) shall survive the closing of any QIPO.

ARTICLE III

RESTRICTIONS ON TRANSFER

Section 3.01 General Restrictions on Transfer.

(a) During the Lock-Up Period, each Shareholder hereby agrees that it shall not, directly or indirectly, through one or a series of transactions, sell, assign, transfer, charge, pledge, hypothecate, mortgage, encumber, grant a security interest in or otherwise dispose of any economic, voting or other interest, title or right (“Transfer” and the terms “Transferred” and “Transferring” have the meaning correlative to the foregoing) in any of its Company Securities at any time, other than any Transfers of Company Securities that are in accordance with Section 3.02 or pursuant to an Enforcement Sale or with the prior written approval of the Company; provided, that the Lock-Up Period restrictions applicable to each Shareholder shall cease to apply: (x) following a Public Listing, IPO or QIPO, or (y) if the Company breaches any of its obligations in Section 2.09 or if GDSH breaches any of its obligations in Section 6.03 and, in each case, to the extent such breach is curable, fails to cure any such breach within twenty (20) Business Days following the delivery by any Shareholder of a written notice to the Company or by any Investor of a written notice to GDSH, as applicable, setting forth the details of such breach, in which case the Lock-Up Period restrictions applicable to the Shareholders shall cease to apply immediately following the Company’s or GDSH’s failure (as applicable) to cure such breach by the expiration of such twenty (20) Business Day period; provided, further, that the occurrence of the events described in sub-clause (y) of this Section 3.01 shall not result in the Lock-Up Period restrictions applicable to GDSH ceasing to apply if (and only if) such occurrence is a breach by GDSH of its obligations in Section 6.03. The Company or GDSH, as applicable, shall deliver the aforementioned written notice to each other Shareholder promptly upon receipt. Following the Lock-Up Period, any Transfer of Company Securities by any Shareholder shall comply with the applicable provisions of this Article III and Article IV, and the Company shall be entitled to take any action to invalidate any Transfer of Company Securities that is in breach of such provisions.

(b) Prior to a Public Listing, IPO or QIPO, no holder of any Preferred Shares shall Transfer, directly or indirectly, any Company Securities to any Competitor without the Designated Rightholder’s prior written approval for so long as the Designated Rightholder Holding Requirement is met; provided that this Section 3.01(b) shall not apply to any Transfers of Company Securities contemplated by Section 5.01 or Section 5.02.

(c) Each Shareholder agrees to enter into a customary lock-up agreement with the underwriters and be bound by such lock-up restrictions for at least six (6) months in connection with and following the completion of an IPO (the “IPO Lock-Up”).

(d) Any attempt to Transfer any Company Securities in violation of this Deed shall be null and void, and the Company shall not, and shall instruct the Company’s registered office not to, give any effect to such attempted Transfer in the register of members of the Company.

Section 3.02 Permitted Transfers.

(a) Notwithstanding anything to the contrary herein, any Shareholder may at any time:

(i) Transfer any or all of its Company Securities to one or more of its Affiliates without the consent of the Board or any other Shareholder and without compliance with Section 3.01 or Section 4.01; provided that (x) in respect of any such Transfer by such Shareholder, the relevant transferee shall have executed a Deed of Adherence and be bound by the terms of this Deed in the capacity as designated in the Deed of Adherence, and (y) such Transferring Shareholder, irrespective of whether it holds any Shares following such Transfer, remains bound by and subject to Section 6.02, Section 6.03, Section 6.04 and Section 6.05; and provided, further, that any Transferring Shareholder (i) shall not be relieved from any breaches committed by it under this Deed prior to such Transfer, and (ii) shall, together with its Affiliates that beneficially own any Company Securities, be jointly and severally liable in respect of such transferee’s obligations under this Deed if, prior to such Transfer, such Transferring Shareholder or any of its Affiliates, in the aggregate, have Transferred their Company Securities to three (3) or more Affiliates; and

(ii) (A) subject to the Company’s prior written approval (such approval not to be unreasonably conditioned, delayed or withheld), charge, pledge, hypothecate, mortgage, encumber or otherwise grant any other equivalent security interest over its Company Securities in favor of any bona fide financial institution as a lender that is not a Competitor and for the sole purpose of raising debt financing pursuant to a bona fide lending transaction that does not exceed a loan-to-value ratio of thirty-five percent (35%) as at the date of first utilization of such debt financing, provided that (x) such financial institution shall not be permitted to Transfer all or any portion of the loan or any other form of indebtedness or interest in respect of such debt financing (including by way of sub-participation or any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of all or any part of such debt financing) to any Competitor, and (y) the terms of such debt financing prohibit disclosure of Confidential Information to Competitors (such debt financing described in this sub-clause (A), a “Permitted Financing”); and (B) Transfer such Company Securities, appoint a receiver over all or any part of such Company Securities, and appropriate all or any part of such Company Securities, in each case, in the event of an enforcement of such charge, pledge, hypothecation, mortgage, encumbrance or other equivalent security interest over such Company Securities pursuant to the terms of such Permitted Financing, provided that the taking of any of the foregoing actions shall have complied with Section 3.01(b), Section 3.02(c), Section 3.03, Section 4.01, Section 4.04 and Section 7.08 (such Transfer, an “Enforcement Sale”).

(b) Subject to Section 4.01, GDSH shall be permitted to, in one or more transactions, Transfer at any time and from time to time, in the aggregate and on a cumulative basis, up to sixty percent (60%) of the Company Securities held by GDSH as of the last Series C Closing Date, irrespective of any applicable Lock-Up Period (other than any applicable IPO Lock-Up); provided that GDSH shall notify the Major Shareholders in writing prior to the consummation of any such Transfer(s).

(c) Each Shareholder agrees that any Transfer of the Company Securities shall be conducted (i) in compliance with the terms and conditions of, and restrictions contained in, this Deed and the Articles, and (ii) in compliance with Applicable Law.

(d) Subject to Section 3.03, any Transfer by a limited partner of limited partnership interests in any investment fund that directly or indirectly holds any equity interest in any Investor in accordance with the partnership agreement (or other governing or constitutional document) of such investment fund shall not be deemed to be a “Transfer” hereunder and shall not be subject to the Transfer restrictions set forth in this Article III.

Section 3.03 Anti-avoidance. Other than in compliance with the provisions of this Deed, no party hereto may employ any device or technique or participate in any transaction designed to, directly or indirectly, circumvent the Transfer restrictions and requirements set forth in this Deed, including through Transfers of interests in direct or indirect holding entities. Each party hereto shall procure that all of its Affiliates comply with this Article III.

ARTICLE IV

RIGHT OF FIRST OFFER; PREEMPTIVE RIGHTS; TAG-ALONG

Section 4.01 Right of First Offer.

(a) Subject to Article III and Section 4.01(g), (i) for so long as the Designated Rightholder Holding Requirement is met, if any Shareholder desires to Transfer, in a single transaction or a series of related transactions, any Company Securities to any Person that is not an Affiliate of such Shareholder (other than any Transfer of Company Securities contemplated by sub-clauses (ii), Section 5.01 or Section 5.02), (ii) if GDSH desires to Transfer any Company Securities pursuant to Section 3.02(b) (other than any Transfer of Company Securities contemplated by Section 5.01 or Section 5.02), or (iii) if any Shareholder desires to Transfer, in a single transaction or a series of related transactions, any Company Securities to any Person that is not an Affiliate of such Shareholder (other than any Transfer of Company Securities contemplated by the foregoing sub-clauses (i) and (ii), Section 5.01 or Section 5.02), and the consummation of such Transfer will result in a Person (who is not otherwise a Major Shareholder prior to such Transfer) becoming a Major Shareholder (any such Transfer described in the foregoing sub-clauses (i) to (iii), a “Sale”), then such Shareholder or GDSH, as the case may be (a “Seller”), shall give written notice (a “Transfer Notice”) to, in the case of sub-clause (i), the Designated Rightholder or, in the case of sub-clauses (ii) and (iii), each Major Shareholder (each Person entitled to a Transfer Notice, a “Non-Selling Shareholder”) that the Seller desires to consummate a Sale (together with a copy thereof to the Company). The Transfer Notice shall set forth the class and number of Company Securities proposed to be Transferred (the “Offered Securities”).

(b) For ten (10) Business Days from the date of receipt of the Transfer Notice (the “Transfer Notice Period”), each Non-Selling Shareholder shall have the right, but not the obligation, to make a binding offer (an “Offer”) to the Seller to purchase all, but not less than all, of the Offered Securities by delivering written notice of such Offer, including the proposed aggregate purchase price with respect to such Offered Securities (the “Offer Price”) and all other material terms and conditions thereof (an “Offer Notice”) to the Seller and the Company prior to the expiration of the Transfer Notice Period. The giving of an Offer Notice to the Seller by a Non-Selling Shareholder shall constitute an offer by such Non-Selling Shareholder to purchase the Offered Securities from the Seller at the Offer Price and on the other terms set forth in the Offer Notice. The Seller shall have a period of time specified in an Offer Notice (which shall be no less than fifteen (15) calendar days but no more than thirty (30) calendar days following receipt of the Offer Notice) (the “Offer Period”) in which to accept the Offer specified in such Offer Notice by giving a notice of acceptance (the “Acceptance Notice”) to the Non-Selling Shareholder(s) making such Offer(s) (together with a copy thereof to the Company) prior to the expiration of such Offer Period. Subject to Section 3.01(b) and Section 7.08, each Non-Selling Shareholder may, by providing written notice thereof to the Seller and the Company in its Offer Notice, allocate the amount of the Offered Securities that such Non-Selling Shareholder is entitled to purchase pursuant to this Section 4.01 among its Affiliates.

(c) In the case of a Sale under Section 4.01(a)(ii) or Section 4.01(a)(iii), if more than one Non-Selling Shareholders delivered an Offer Notice and the Seller of such Sale elects to accept an Offer, then such Seller shall accept the Offer with the most favorable terms (as to such Seller) set forth in the Offer Notice (as reasonably determined by such Seller taking into account the Offer Price and all other material terms and conditions thereof) and shall, within the Offer Period, give an Acceptance Notice to the Non-Selling Shareholder that delivered the Offer Notice with such most favorable terms.

(d) If any Non-Selling Shareholder fails to deliver an Offer Notice to the Seller within the Transfer Notice Period, then such Non-Selling Shareholder shall be deemed to have waived its right to deliver an Offer under this Section 4.01 with respect to such Sale. If a Seller fails to give an Acceptance Notice to a Non-Selling Shareholder and the Company prior to the expiration of the relevant Offer Period, then it shall be deemed to have declined and rejected the Offer made by such Non-Selling Shareholder.

(e) If a Seller elects to accept an Offer, then the Non-Selling Shareholder making such Offer shall purchase and, by wire transfer of immediately available funds to an account designated by the Seller, pay for the Offered Securities that such Non-Selling Shareholder is purchasing within fifteen (15) Business Days after the date of the Acceptance Notice or otherwise in accordance with the duration set out in the Offer Notice (which shall be no more than thirty (30) Business Days after the date of the Acceptance Notice); provided that, if the Sale of such Offered Securities is subject to any prior regulatory approval, then the time period during which such Sale may be consummated shall be extended until the expiration of fifteen (15) Business Days after all such approvals shall have been received, but in no event shall such period be more than ninety (90) calendar days following the date of the Acceptance Notice.

(f) After the expiration of the Transfer Notice Period, upon delivery of a notice of rejection (or deemed rejection) of each Offer actually made, during a one hundred twenty (120) calendar day period from the last rejection or acceptance (the “Transfer Period”), a Seller shall have the right to effect a Transfer of all of the Offered Securities, on substantially the same or more favorable (as to the Seller) terms and conditions as were set forth in the Offer Notices that were rejected or deemed rejected at a price higher than the highest Offer Price among the Offers; provided that (i) any transferee that is not already a party to this Deed shall have agreed in writing to be bound by the terms of this Deed and shall have entered into a Deed of Adherence in the form of Exhibit C attached hereto (if applicable), and (ii) such Transfer is not in violation of Applicable Law; provided, further that (x) if any such Transfer is subject to prior regulatory approvals, then the Transfer Period shall be extended until the expiration of ten (10) Business Days after all such approvals shall have been received, but in no event shall the Transfer Period be extended for more than an additional ninety (90) calendar days, and (y) if Section 4.01(e) applies and the relevant Non-Selling Shareholder fails to obtain any required prior regulatory approval for the purchase of the Offered Securities within the period specified under Section 4.01(e), then the Offer made by such Non-Selling Shareholder shall be deemed rejected and the Seller shall be entitled to effect a Transfer of all of the Offered Securities according to the terms of this Section 4.01(f), and the Transfer Period shall be extended for an additional thirty (30) days from the date of the deemed rejection of such Offer. If the Seller does not consummate the Transfer of the Offered Securities in accordance with the foregoing time and other limitations, then the right of the Seller to effect a Transfer of such Offered Securities pursuant to this Section 4.01(f) shall terminate and the Seller shall again comply with the procedures set forth in this Section 4.01 with respect to any proposed Transfer of Company Securities to any Person that is not an Affiliate of such Seller.

(g) The provisions of this Section 4.01 shall not apply to any proposed Transfer of Company Securities in a Public Listing, IPO or QIPO, or pursuant to Section 5.01 and Section 5.02.

(h) The provisions of this Section 4.01 shall terminate upon the completion of a Public Listing, IPO or QIPO.

Section 4.02 Right of First Notice.

(a) Following the expiration of the Lock-Up Period, if any Major Shareholder desires to, directly or indirectly, Transfer any of its Company Securities to any Person that is not an Affiliate of such Major Shareholder, such Major Shareholder shall deliver written notice, setting out the number and class of Company Securities subject to such Transfer and the identity of the transferee, to the Company as soon as reasonably practicable following the execution of the definitive agreements for such Transfer and in any event prior to the consummation of such Transfer; provided, that the provisions of this Section 4.02 shall not apply to any Transfers in a Public Listing, IPO or QIPO.

(b) The provisions of this Section 4.02 shall terminate upon the completion of a Public Listing, IPO or QIPO.

Section 4.03 Preemptive Rights.

(a) Subject to Section 4.03(e), the Company shall give written notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities (the “Subject Shares”) to each Shareholder (a “Preemptive Rights Holder”) at least twenty (20) Business Days prior to the proposed issuance date. The Issuance Notice shall specify the number and type of Company Securities to be issued, the price per share at which such Subject Shares are to be issued and any other material terms of the issuance. Subject to Section 4.03(e), each Preemptive Rights Holder shall be entitled to purchase up to a percentage of such Subject Shares equal to such Preemptive Rights Holder’s Preemptive Rights Percentage, at the price and on the terms specified in the Issuance Notice.

(b) Each Preemptive Rights Holder may elect to purchase any or all of its Preemptive Rights Percentage of the Subject Shares specified in the Issuance Notice by delivering written notice to the Company (each, an “Exercise Notice”) of its election to purchase such Subject Shares within fifteen (15) Business Days following receipt of the Issuance Notice, specifying the number (or amount) of Subject Shares to be purchased by such Preemptive Rights Holder and shall constitute exercise by such Preemptive Rights Holder of its rights under this Section 4.03 and a binding agreement of such Preemptive Rights Holder to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Subject Shares specified in the Exercise Notice. If, at the expiration of such fifteen (15) Business Day period, any Preemptive Rights Holder has not delivered an Exercise Notice to the Company, then such Preemptive Rights Holder shall be deemed to have waived all of its rights under this Section 4.03 to purchase its Preemptive Rights Percentage of such Subject Shares, rounded to the nearest whole number. For the avoidance of doubt, each Preemptive Rights Holder that fully exercises its preemptive rights with respect to any issuance of Subject Shares will not have any oversubscription right with respect to any Subject Shares that are not subscribed by other Preemptive Rights Holders. Subject to Section 3.01(b) and Section 7.08, each Preemptive Rights Holder may, by providing written notice thereof to the Company in its Exercise Notice, allocate the amount of the Subject Shares that such Preemptive Rights Holder is entitled to purchase pursuant to Section 4.03(a) among its Affiliates.

(c) The Company shall have ninety (90) days from the date of the Issuance Notice (the “Issuance Period”) to consummate the proposed issuance of any or all of such Subject Shares that the Preemptive Rights Holders have not elected to purchase at the same or higher price and upon terms that are not in the aggregate less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, then the Issuance Period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than one hundred twenty (120) days from the date of the Issuance Notice; provided, further that such Person to which the Company shall issue such Subject Shares shall have executed and delivered a Deed of Adherence to the Company. If the Company proposes to issue any such Subject Shares after the Issuance Period (as may be extended for obtaining regulatory approval) or on a different price or on other terms that are in the aggregate less favorable to the Company, then it shall again comply with the procedures set forth in this Section 4.03.

(d) In connection with the consummation of the issuance of such Subject Shares, the Company shall deliver to each Preemptive Rights Holder a copy of its register of members updated to reflect such issuance, against payment by such Preemptive Rights Holder of the purchase price for such Subject Shares in accordance with the terms and conditions as specified in the Issuance Notice.

(e) Notwithstanding the foregoing, no Preemptive Rights Holder shall be entitled to purchase Subject Shares as contemplated by this Section 4.03 in connection with issuances of Subject Shares (i) to management, employees or consultants of the Group Companies pursuant to any equity incentive plan established for the benefit of such Persons (the “Employee Plans”) that has been duly approved in accordance with this Deed and the Articles, including upon the exercise of employee share options granted pursuant to the Series A MEG, the Series B MEG, the 2025 ESOP, the Series C MEG, or any other Employee Plans, (ii) in connection with any share dividend or distribution, share split or subdivision, reverse share split or consolidation, reclassification or similar changes in the capital structure of the Company that is effected on a pro rata basis with respect to all outstanding Shares and is duly approved in accordance with this Deed and the Articles, (iii) in connection with any direct or indirect merger, acquisition or similar transaction (including the terms of the proposed issuance in connection therewith) that has been duly approved in accordance with Section 2.09(a)(ii) including by each Shareholder Director, or in accordance with Section 2.09(b)(ii), Section 2.09(b)(iii), or Section 2.09(b)(iv) by each relevant Major Shareholder, as applicable, and the Articles, (iv) in connection with any Public Listing, IPO or QIPO that is duly approved in accordance with this Deed and the Articles, (v) pursuant to the Subscription Agreements, (vi) upon the conversion, exchange or exercise of any equity or debt securities issued by the Company in compliance with this Deed and the Articles, or (vii) to any third party lenders as “equity kickers” in connection with a loan transaction pursuant to any agreement or arrangement (including the terms of the proposed issuance) that has been duly approved by each Major Shareholder in accordance with Section 2.09(b)(vii) and the Articles.

(f) The Company shall not be obligated to consummate any proposed issuance of Subject Shares, nor be liable to any Preemptive Rights Holder if the Company has not consummated any proposed issuance of Subject Shares pursuant to this Section 4.03 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

Section 4.04 Change of Control Tag-Along Right.

(a) Subject to Section 3.01 and Section 3.02, if any Shareholder(s) (the “Tag-Along Seller”) propose to Transfer, in a single transaction or a series of related transactions, Company Securities that would result in a Control Transaction, including through Transfers of interests in direct or indirect holding entities for the purpose of circumventing the Transfer restrictions and requirements set forth in this Section 4.04 (a “Tag-Along Sale”), then the Tag-Along Seller shall provide each other Shareholder (the “Tag-Along Right Holder”) written notice of the terms and conditions of such proposed Transfer (the “Tag-Along Notice”) and offer each Tag-Along Right Holder the opportunity to participate in such Transfer in accordance with this Section 4.04 (the “Tag-Along Offer”); provided that, if a Tag-Along Sale comprises only of a Transfer of Company Securities by GDSH during the Lock-Up Period in compliance with Section 3.02(b), then other Shareholders shall not have a Tag-Along Right under this Section 4.04.

(b) The Tag-Along Notice shall identify the number and class of Company Securities proposed to be sold by the Tag-Along Seller, the consideration for which the Transfer is proposed to be made (as determined on an Ordinary Share Equivalents basis), and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any.

(c) Each Tag-Along Right Holder shall have the right (a “Tag-Along Right”), exercisable by written notice (a “Tag-Along Response Notice”) given to the Tag-Along Seller within fifteen (15) Business Days after its receipt of the Tag-Along Notice, to request that the Tag-Along Seller include in the proposed Transfer up to a number of Company Securities (as determined on an Ordinary Share Equivalents basis) representing such Tag-Along Right Holder’s Tag-Along Portion (each such exercising Tag-Along Right Holder, a “Tagging Shareholder”); provided, that each Tagging Shareholder shall be entitled to include in the Tag-Along Sale no more than its Tag-Along Portion of Company Securities (as determined on an Ordinary Share Equivalents basis) and the Tag-Along Seller shall be entitled to include the number of Company Securities (as determined on an Ordinary Share Equivalents basis) proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Shareholder shall be able to include its Tag-Along Portion). Each Tag-Along Response Notice shall include wire transfer or other instructions for payment of any consideration for the Company Securities being Transferred in such Tag-Along Sale.

(d) The Tag-Along Sale shall be completed within one hundred and twenty (120) days after delivery of such Tag-Along Notice (which one hundred and twenty (120) day-period shall be extended if the Tag-Along Sale is subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than one hundred and eighty (180) days following delivery of the Tag-Along Notice by the Tag-Along Seller).

(e) Simultaneously with the consummation of the Tag-Along Sale, the Tag-Along Seller shall, or cause the buyer in the Tag-Along Sale to, (i) notify the Tagging Shareholders thereof, (ii) remit to the Tagging Shareholders the total consideration for the Company Securities of the Tagging Shareholders Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Shareholders. The Tag-Along Seller shall, or cause the buyer in the Tag-Along Sale to, promptly remit to the Tagging Shareholders any additional consideration payable upon the release of any escrows, holdbacks or adjustments in purchase price.

(f) If any Tag-Along Right Holder declines to exercise its Tag-Along Right or any Tagging Shareholder elects to exercise its Tag-Along Right with respect to less than such Tagging Shareholder’s Tag-Along Portion, then the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, a number of Company Securities held by it equal to the number of Company Securities (as determined on an Ordinary Share Equivalents basis) constituting, as the case may be, the Tag-Along Portion of such Tag-Along Right Holder or the portion of such Tagging Shareholder’s Tag-Along Portion with respect to which Tag-Along Right was not exercised.

ARTICLE V

EXIT RIGHT; REDEMPTION; IPO

Section 5.01 Liquidity Options.

(a) If no IPO has been completed on or prior to the fifth (5th) anniversary of the Series B Closing Date (i.e., on or prior to December 31, 2029), then at any time thereafter, the Major Shareholders shall discuss in good faith, and use commercially reasonable efforts to cooperate with each other, to identify appropriate and viable liquidity options, including a sale of all of their Company Securities or a sale of all or substantially all of the material assets of the Group (a “Liquidity Transaction”) at such price and on such terms as are acceptable to the Major Shareholders.

(b) If no IPO has been completed on or prior to the sixth (6th) anniversary of the Series B Closing Date (i.e., on or prior to December 31, 2030), then at any time thereafter, any of (i) the Series C Majority, (ii) the Series B Majority, (iii) the Series A Majority or (iv) the holders of a majority of the Ordinary Shares may by written notice request the Company to, and the Company shall, within thirty (30) Business Days following the receipt of such notice, conduct a Liquidity Transaction Process, pursuant to which the Company shall accept the highest obtainable Liquidity Transaction Offer Price, and all Shareholders shall take all reasonably necessary actions, and provide all reasonably necessary assistance to the Company, to consummate the Liquidity Transaction at such Liquidity Transaction Offer Price.

(c) All costs, fees and expenses reasonably incurred in conducting the Liquidity Transaction Process shall be borne by the Company and be deducted from the proceeds payable or distributable to the Shareholders in connection with the Liquidity Transaction.

(d) Notwithstanding anything in this Deed to the contrary, on or prior to the fifth (5th) anniversary of the Series B Closing Date (i.e., on or prior to December 31, 2029), and for so long as GDSH is a Major Shareholder, none of the Shareholders shall enter into or commit or agree to enter into any transaction, or series of transactions, that would result in a Control Transaction without the prior written consent of GDSH except for a transaction that has complied with Section 5.01(a) or Section 5.01(b).

Section 5.02 Strategic Review.

(a) If an IPO has been completed on or prior to the sixth (6th) anniversary of the Series B Closing Date (i.e., on or prior to December 31, 2030), then the Series A Majority (if any Series A Preferred Shares remain outstanding following the sixth (6th) anniversary of the Series B Closing Date) or the Series B Majority (if any Series B Preferred Shares remain outstanding following the sixth (6th) anniversary of the Series B Closing Date) or the Series C Majority (if any Series C Preferred Shares remain outstanding following the sixth (6th) anniversary of the Series B Closing Date), as the case may be, shall be entitled to require the Board to engage financial and other necessary advisors to conduct a strategic review (the “Strategic Review”) on the business and operations of the Company by submitting a written request to the Board (the “Strategic Review Request”). All costs, fees and expenses incurred in connection with the Strategic Review shall be borne by the Company.

(b) Within thirty (30) Business Days after the Board has received the Strategic Review Request from the Series A Majority, the Series B Majority, or the Series C Majority, as applicable, pursuant to Section 5.02(a), the Board shall form a special committee of independent directors (the “Special Committee”) and retain legal, financial, and other necessary advisors to facilitate the Strategic Review. The Special Committee shall consider all reasonable alternatives and make a recommendation to the Board that is in the best interests of Shareholders and enables the Board to fully discharge its fiduciary duties. The Company and all Shareholders shall use commercially reasonable efforts to facilitate any implementation of the recommendations of the Special Committee that are approved by the Board following the Strategic Review.

Section 5.03 Company Redemption Rights.

(a) If an IPO has been completed on or prior to the sixth (6th) anniversary of the Series B Closing Date (i.e., on or prior to December 31, 2030), and any Series A Preferred Shares, Series B Preferred Shares, or Series C Preferred Shares, as the case may be, remain outstanding following the sixth (6th) anniversary of the Series B Closing Date, then the Company shall have the right at its election (but not the obligation) from time to time to redeem all or any of the then-outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares (as applicable), on a pro rata basis among the holders of the same series of Preferred Shares in accordance with the relative Aggregate Ownership among the holders of such series of Preferred Shares, in cash at a redemption price (the “Redemption Price”) that will generate an IRR of at least ten percent (10%) for the holder of each Series A Preferred Share, Series B Preferred Share, or Series C Preferred Share (as applicable) (the “Company Redemption Rights”); provided, that upon any Redeeming Shareholder’s written request no later than three (3) Business Days from the date of receipt of the Redemption Notice, the Company shall redeem no less than such number of Redemption Shares such that (i) in respect of such Redeeming Shareholder, the completion of such redemption on the Redemption Date shall result in the reduction of such Redeeming Shareholder’s Aggregate Ownership (as of the date of the Redemption Notice) by more than twenty percent (20%); provided, further, that such number of Redemption Shares shall be reduced accordingly as a result of any conversion thereof pursuant to Section 5.03(b); and (ii) if such Redeeming Shareholder is a Major Shareholder (as of the date of the Redemption Notice), then the total number of Shareholder Directors that such Redeeming Shareholder shall be entitled to nominate and appoint pursuant to Section 2.01(a) shall, upon the completion of such redemption on the Redemption Date, be reduced by at least one (1).

(b) If the Company elects to exercise the Company Redemption Rights pursuant to Section 5.03(a), then the Company shall give written notice of redemption (the “Redemption Notice”) to all Series A Preferred Shareholders, Series B Preferred Shareholders, or Series C Preferred Shareholders (as applicable) (the “Redeeming Shareholders”) setting out the number of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares (as applicable) to be redeemed (the “Redemption Shares”) and the Redemption Price (including the calculation thereof) at least twenty-five (25) Business Days prior to the applicable Redemption Date designated therein. A Redemption Notice delivered by the Company may not be later revoked or withdrawn by the Company. If any Redeeming Shareholder(s) deliver(s), at least five (5) Business Days prior to the Redemption Date, a written notice to the Company to convert any or all of its Series A Preferred Shares, Series B Preferred Shares, or Series C Preferred Shares (as applicable) into Ordinary Shares, then such holder shall be entitled to receive the Ordinary Shares issued upon conversion of such Preferred Shares in accordance with the Articles, and for the avoidance of doubt, neither such Ordinary Shares nor such Preferred Shares shall be subject to any Company Redemption Rights.

(c) The Redemption Notice shall contain instructions for the Redeeming Shareholders to deliver to the Company’s share register or transfer agent, as applicable, the share certificates for the Redemption Shares (if any, or if such certificates have been lost or destroyed, to give an indemnity in favor of the Company in relation to such lost or destroyed certificates) and to provide payment details to the Company. Upon such delivery of the share certificates for the Redemption Shares, the Company shall pay or cause to be paid directly or via a transfer agent to each Redeeming Shareholder that has complied with the instructions set forth in such Redemption Notice such Redeeming Shareholder’s Redemption Price in cash by wire transfer to its designated bank account on or prior to the Redemption Date as designated in the notice, and shall procure that the register of members is updated to reflect such redemption of such Redemption Shares.

(d) With respect to any Redemption Shares which have been specified to be redeemed by the Company pursuant to the Company Redemption Rights in accordance with the provisions of this Section 5.03, and for which the Company has irrevocably paid the Redemption Price to the applicable Redeeming Shareholders in full: (i) dividends shall cease to accrue on such Redemption Shares, (ii) such Redemption Shares shall no longer be deemed outstanding, and (iii) all rights with respect to such Redemption Shares shall cease and terminate.

Section 5.04 Public Listing, IPO and QIPO.

(a) GDSH (for so long as GDSH is a Major Shareholder) and the Designated Rightholder (for so long as the Designated Rightholder Holding Requirement is met) shall each, on any date falling six (6) months after the first Series C Closing Date (i.e., December 31, 2025), have the right to demand the Company to use its reasonable efforts to consummate a QIPO.

(b) Any Major Shareholder shall, on any date following the third (3rd) anniversary of the Series B Closing Date (i.e., December 31, 2027), have the right to demand the Company to use its reasonable efforts to consummate a QIPO.

(c) Without prejudice to the Investor’s rights under this Deed and the Articles, each Investor agrees to use reasonable best efforts to cooperate with the Company, GDSH, and the Designated Rightholder and to take all such actions within its power as are reasonably necessary and reasonably requested by the Company, GDSH, or the Designated Rightholder to effect an IPO that has been approved in accordance with this Deed and the Articles, including:

(i) providing reasonable assistance to the Company in connection with its appointment of appropriate advisors;

(ii) to the extent such Investor is a selling shareholder in the IPO, providing customary warranties and indemnities to the purchaser or underwriters (as applicable) in relation to the IPO if required by the purchaser or underwriters in respect of all selling shareholders, provided, that, such Investor shall only be required to provide a limited, liability-capped indemnity in respect of information relating to itself as provided by it and included in the offering document;

(iii) providing reasonable and customary assistance to the Company’s advisors in connection with the IPO to the extent considered by such advisors to be necessary;

(iv) providing reasonable assistance for approving (or procuring the passing of) any necessary board or shareholders’ resolutions (including to increase the maximum number of Shares authorized to be issued by the Company and issue any new Company Securities) and providing reasonable assistance for executing customary documents, in each case, as may be reasonably necessary to implement or facilitate the implementation of the IPO (including any agreements to effect or implement any restructuring of the Company in preparation for or in connection with an IPO and an underwriting (or ancillary) agreement);

(v) agreeing to exchange or convert any Company Securities it holds into securities in the Newco, in the same proportion as the proportion exchanged or converted by the other Shareholders; provided, that such exchange and conversion shall have no adverse impact on the Investor including Tax consequences and that following such exchange or conversion:

(A) the parties hereto shall enter into a shareholders’ agreement relating to Newco containing the same provisions as this Deed and Newco shall adopt constitutional documents containing the same provisions as the Articles (except that references to “Company” shall be to “Newco”, “Shares” or “Company Securities” shall be to securities in the Newco, and “Shareholders” shall be to shareholders of Newco), which shall provide the Newco securities received in exchange for the Company Securities with the same rights, benefits and privileges as attached to such Company Securities; and

(B) if no shareholders’ agreement relating to Newco has been entered into, then this Deed shall be interpreted as if it is a shareholders’ agreement relating to Newco and the Articles shall be interpreted as if they are the constitutional documents of Newco, with all references being interpreted in the same manner, provided, that such arrangement shall be enforceable under Applicable Law.

(d) Subject to the underwriter(s)’ reasonable opinion and taking into account then-relevant market conditions, following an IPO, the Company agrees to use commercially reasonable efforts to cooperate with the Investors and to take all commercially reasonable actions within its power as is reasonably requested by the Investors in connection with customary marketing activities to promote the Shares in a marketed secondary sale of the Shares.

(e) The Preferred Shares shall automatically convert into Ordinary Shares upon the occurrence of any of the following events:

(i) The Series A Preferred Shares shall automatically convert into Ordinary Shares in accordance with the Articles concurrently with the completion of any IPO if the offer price for each Ordinary Share in the IPO represents a premium of seventy-five percent (75%) or more of the Series A Conversion Price (as appropriately adjusted for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or other similar event affecting the Series A Preferred Shares) (the “Series A Automatic Conversion Price”). Following the later of the completion of a Public Listing and the expiration of the IPO Lock-Up (if any), the Series A Preferred Shares shall automatically convert into Ordinary Shares in accordance with the Articles if the 30-Day VWAP and the 30-Day ADTV of the Ordinary Shares following the Public Listing (irrespective of whether any IPO shall have been completed) is equal to or more than the Series A Automatic Conversion Price and US$10 million respectively (for the avoidance of doubt, both conditions shall be satisfied); provided that, if there is an IPO in connection with or following the Public Listing, then the calculation of the 30-Day VWAP and the 30-Day ADTV of the Ordinary Shares shall commence after the expiration of any applicable IPO Lock-Up.

(ii) Following (A) the completion of a Public Listing that is not an IPO or (B) the expiration of the IPO Lock-Up in connection with any IPO (that is not a QIPO), as applicable, all of the Series B Preferred Shares shall automatically convert into Ordinary Shares in accordance with the Articles if (1) the 30-Day VWAP of the Ordinary Shares represents a premium to the Series B Conversion Price of no less than the Series B Minimum Premium, and (2) the 30-Day ADTV of the Ordinary Shares is at least US$20 million, in each case of (1) and (2) above, for the relevant period ending not earlier than (x) thirty (30) consecutive trading days following a Public Listing that is not an IPO, or (y) the expiration date of the IPO Lock-Up in connection with any IPO (that is not a QIPO), as applicable (for the avoidance of doubt, both conditions (1) and (2) shall be satisfied).

(iii) Following (A) the completion of a Public Listing that is not an IPO or (B) the expiration of the IPO Lock-Up in connection with any IPO (that is not a QIPO), as applicable, all of the Series C Preferred Shares shall automatically convert into Ordinary Shares in accordance with the Articles if (1) the 30-Day VWAP of the Ordinary Shares represents a premium to the Series C Conversion Price of no less than the Series C Minimum Premium, and (2) the 30-Day ADTV of the Ordinary Shares is at least US$20 million, in each case of (1) and (2) above, for the relevant period ending not earlier than (x) thirty (30) consecutive trading days following a Public Listing that is not an IPO, or (y) the expiration date of the IPO Lock-Up in connection with any IPO (that is not a QIPO), as applicable (for the avoidance of doubt, both conditions (1) and (2) shall be satisfied).

(iv) Each Preferred Share shall automatically convert into Ordinary Shares in accordance with the Articles immediately upon the completion of a QIPO.

(v) Following the completion of an IPO, each Preferred Share shall automatically convert into Ordinary Shares in accordance with the Articles upon any Transfer of such Preferred Share by any Investor to any Third Party.

ARTICLE VI

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01 Warranties and Undertakings.

(a) Each party warrants to each other party as at the Effective Date or the date of the execution of a Deed of Adherence by such party pursuant to Section 7.08 (as applicable) the warranties and undertakings set out in Schedule 2, except that the warranty set out in paragraph 1(a) of Schedule 2 shall not be given by any party who is an individual.

(b) Each party acknowledges that each other party has entered into this Deed on the basis of and in express reliance upon the warranties and undertakings contained in this Section 6.01. Each party undertakes to give notice in writing immediately to each other party of any matter or event coming to its attention that shows any of the warranties or undertakings given by it in this Deed has been breached.

Section 6.02 Confidentiality.

(a) Each Shareholder agrees with the Company that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company. Each Shareholder covenants with the Company that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to sub-clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. (A) Each Shareholder further covenants with the Company that it shall not disclose any Confidential Information to any Person and (B) the Company covenants with each Shareholder that it shall not disclose any information concerning the existence and provisions of any Transaction Documents, the negotiations relating to any Transaction Documents or the transactions contemplated hereby and thereby (the “Transaction Information”) to any Person, except that Confidential Information or Transaction Information (as the case may be) may be disclosed:

(i) (A) to such party’s Representatives in the normal course of the performance of their duties on a need-to-know basis for the purposes of implementing the terms hereof or enforcing such disclosing party’s rights hereunder, (B) in the case of such Shareholder being an investment fund or is a Subsidiary thereof, to any limited partners of such investment fund for the sole purpose of ensuring compliance and in accordance with the relevant reporting obligations set forth in its partnership agreement (or similar governing or constitutional document), (C) to its prospective investors in the ordinary course of its business; provided that Confidential Information disclosed under this sub-clause (C) shall be limited to (x) the amount of returns from such Shareholder’s investments in the Company, if applicable, and (y) the return profile (meaning the fair market value, the internal rate of return and return multiples) of such investments, or (D) to any bona fide proposed acquirer of the Shares (other than a Competitor) in accordance with Article III or Article IV or any proposed acquirer in a transaction contemplated by and in compliance with Article V, in the case of each of sub-clauses (A) through (D) above, as long as such Person has been advised of the confidential nature of such information and has agreed to keep such information confidential on substantially the same terms as provided herein (and any non-compliance by such Person with such confidentiality obligation shall be deemed a breach of this provision by such party);

(ii) to the extent required by Applicable Law or any Governmental Authority to which such party is subject (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such party is subject); provided that such party agrees to give the other parties hereto prompt notice of such request(s), to the extent legally permissible and reasonably practicable, so that the other parties may seek, at their respective cost, an appropriate protective order or similar relief (and, to the extent legally permissible and reasonably practicable, such party shall cooperate with such efforts by the other parties, and shall in any event make only the minimum disclosure required by such Applicable Law or Governmental Authority and advise the relevant disclosee of the confidential nature of the disclosed information);

(iii) to any sponsor or underwriter and any professional advisor of such sponsor or underwriter, and in the registration statement (including the filing of this Deed or other Transaction Documents as exhibits to the registration statement if required by Applicable Law or stock exchange rules), prospectus, announcements or other documents issued or released in connection with the application for listing and dealing in connection with a Public Listing or IPO;

(iv) to the extent related to the Tax treatment and Tax structure of the transactions contemplated by this Deed (including all materials of any kind, such as opinions or other Tax analyses that the Company, its Affiliates or its Representatives have provided to the Shareholders relating to such Tax treatment and Tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Deed or their Affiliates or Representatives, or, except to the extent relating to such Tax structure or Tax treatment, any specific pricing terms or commercial or financial information;

(v) by GDSH pursuant to Section 6.06(e); or

(vi) if the prior written consent of the other parties hereto (in the case of the Company, the Board) shall have been obtained.

(b) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(c) “Confidential Information” means the Transaction Information, any information concerning the Company (including, for the avoidance of doubt, any information concerning the Company’s ownership information and its shareholders’ beneficial ownership information) or any Persons that are or become its Subsidiaries, and the financial condition, business, operations or prospects of the Company or any such Persons, in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its Representatives in violation of this Deed, (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company, or (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

(d) Each Shareholder hereby acknowledges that the Confidential Information furnished by or on behalf of the Company may contain material non-public information or “inside information” (as defined in sections 245 and 285 of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)) in relation to a company (such information, “MNPI”). Each Shareholder confirms that (a) such Shareholder and each of its Representatives is aware that applicable securities laws of Hong Kong and the U.S. prohibit any Person who is in possession of MNPI of a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person may purchase or sell such securities; and (b) such Shareholder will, and such Shareholder will direct each of its Representatives to, take any action reasonably necessary or appropriate to comply with and prevent any violation of applicable securities laws while in possession of any MNPI regarding such company.

(e) Without limiting the generality of Section 6.02(d), each Shareholder hereby acknowledges that Confidential Information may constitute MNPI with respect to GDSH.

Section 6.03 Non-Compete.

(a) For so long as GDSH is a Major Shareholder, (i) GDSH shall not, without the prior written consent of the Series A Majority, the Series B Majority and the Series C Majority, directly or indirectly, invest in any Person engaged in, or otherwise engage in, the Business outside of the PRC, except through (x) the Group Companies, or (y) such Persons as set forth in Schedule 3 in relation to the activities expressly described therein; and (ii) the Company shall not, without the prior written consent of GDSH, the Series A Majority, the Series B Majority, and the Series C Majority, directly or indirectly, invest in any Person engaged in, or otherwise engage in, the Business in the PRC.

(b) Each Investor hereby undertakes that it will put in place reasonably sufficient and effective internal safeguards to ensure commercially or competitively sensitive information of the Group Companies will not be disclosed or used for any purpose other than to monitor and manage such Investor’s investment in the Company.

(c) Each party hereto acknowledges that it has been given an opportunity and sufficient time to review this Section 6.03 with its legal and other advisors, and agrees that the restrictions contained herein including the scope (geographic or otherwise) and duration thereof are reasonable and necessary in light of and in order to safeguard the operation and growth of the Business operated by the Group as a going concern.

Section 6.04 Use of Name.

(a) Without GDSH’s prior written consent, each other party hereto shall not, and shall procure its Representatives not to, use, publish, reproduce, or refer to the names and trademarks of GDSH or its Affiliates (excluding the Group Companies), or any other similar name, trademark or logo, including the trademarks of GDSH and its Affiliates (excluding the Group Companies) identified in the most current annual report on Form 20-F filed by GDSH with the U.S. Securities and Exchange Commission, in any discussion, documents or materials, including for marketing, advertising, publicity or other purposes.

(b) Without the Company’s prior written consent, each other party hereto shall not, and shall procure its Representatives not to, use, publish, reproduce, or refer to the names and trademarks of any Group Company, or any other similar name, trademark or logo in any discussion, documents or materials, including for marketing, advertising, publicity or other purposes.

(c) Without an Investor’s prior written consent, each other party hereto shall not, and shall procure its Representatives not to, use, publish, reproduce, or refer to the names, trademarks or logos of such Investor, its Affiliates or any of their respective shareholders, investors or limited partners, or any variation, adaptation or abbreviation thereof in any discussion, documents or materials, including for marketing, advertising, publicity or other purposes. For the avoidance of doubt, and notwithstanding the immediately preceding sentence, the Company may provide its ownership information and the names of its shareholders to its or its Subsidiaries’ financiers, corporate secretaries, and other third parties on a need-to-know basis for the purposes of any “know-your-customer” information requests.

(d) Each party hereto acknowledges that no licenses or rights under any patent, copyright, trademark, trade name, trade secret, or other intellectual property are granted to any other party hereto, or are implied by reason of this Deed. Each party hereto shall not (and shall procure that its Representatives shall not) use, publish, reproduce, or refer to the names set forth on Schedule 4 or any similar name, trademark or logo, in any documents, discussions or materials for marketing or any other purposes.

Section 6.05 Public Announcements. Unless required by Applicable Law, and then only after providing prompt written notice to the other parties hereto of its intention to disclose to the extent legally permissible and reasonably practicable, no party hereto shall issue any press release or make any public statement relating to (i) this Deed, any other Transaction Documents or any other agreements referred to herein, or (ii) the transactions contemplated hereby and thereby, in each case, without the other parties’ written approval (which approval shall not be unreasonably conditioned, delayed or withheld); provided that (a) a Shareholder may issue any such press release or make any such public statement for purposes of communicating to its shareholders, investors or limited partners, or otherwise, in the ordinary course of its business to the extent the information is already in the public domain not as a result of violation by any Shareholder or the Company of this Section 6.05 or Section 6.04; and (b) GDSH shall have the right to disclose publicly the information and documentation described above in sub-clauses (i) and (ii), other than information that would require consent under Section 6.04 unless such consent has been obtained, in the form of or in connection with, any investor presentations or earnings calls on a regular basis.

Section 6.06 Information and Access.

(a) The Company shall provide to each Information Right Investor:

(i) within ninety (90) calendar days after the end of each fiscal year, the audited consolidated annual financial statements of the Group, in each case prepared in accordance with U.S. GAAP;

(ii) within thirty (30) calendar days after the end of each fiscal quarter, the quarterly unaudited consolidated financial statements of the Group for such fiscal quarter, in each case prepared in accordance with U.S. GAAP; and

(iii) as soon as reasonably practicable and in any event within forty-five (45) calendar days following the end of each fiscal quarter, the quarterly operating and financial metrics of the Group for such fiscal quarter;

provided that, if any Information Right Investor or any of its Affiliates is or becomes an investor in a Competitor, then the Board shall, and each Major Shareholder shall cause its respective Shareholder Director(s) to, exercise their respective reasonable discretion to suspend or terminate the information rights of the applicable Information Right Investor under Section 6.06(a)(iii), except to the extent that such Information Right Investor is able to demonstrate with documentary evidence to the reasonable satisfaction of the Board (in accordance with the terms and procedures of the Governance Framework) that it has put in place sufficient and effective internal safeguards to ensure commercially or competitively sensitive information of the Group Companies will not be disclosed or used for any purpose other than to monitor and manage such Information Right Investor’s investment in the Company.

(b) Subject to the Board’s discretion to suspend or terminate such rights as described in Section 6.06(a), the Company shall provide to any Information Right Investor reasonable access to the books and records of each Group Company and to the directors and advisors of such Group Company for discussions regarding the business and operations of such Group Company, in each case at such reasonable times during normal business hours and at such Information Right Investor’s own expense, as reasonably requested by such Information Right Investor; provided that (x) such Information Right Investor shall notify the relevant Group Company in writing at least three (3) Business Days prior to such access or discussion; and (y) such access or discussion shall not unreasonably interfere with such Group Company’s business or operations.

(c) Notwithstanding anything to the contrary in the foregoing, the Company shall not be required to disclose or provide access to any Information Right Investor the Group’s trade secrets (or other similar sensitive information as the relevant Group Company may reasonably determine) or any other privileged information.

(d) For so long as GDSH is a Major Shareholder, GDSH shall be granted additional information and access rights, including those as set out in Schedule 5, in order to enable GDSH to satisfy its reporting, disclosure and other applicable legal and regulatory obligations under Applicable Law, including those under Hong Kong and U.S. securities laws and the listing rules of any venue in which GDSH is publicly traded. For the avoidance of doubt, any information provided under this Section 6.06 that constitutes Confidential Information shall remain subject to, and any Shareholder provided with such Confidential Information shall comply with, the terms of Section 6.02.

(e) The parties hereto acknowledge and agree that until the earlier of (i) an IPO; or (ii) GDSH no longer being a Major Shareholder, GDSH shall have the right to continue to publicly disclose from time to time in connection with its periodic earnings release or other investor communication such information of the Company as it deems necessary or appropriate in its reasonable discretion, including (1) information of the Company in scope and detail consistent with GDSH’s prior quarterly or financial year results announcements; (2) forward-looking information relating to the Company, including financial guidance and metrics such as contractual delivery schedules; (3) the Company’s operating key performance indicators in square meters (consistent with GDSH’s past disclosure practices) or in kilowatts; (4) prompt disclosure of any developments of the Company that are material to GDSH in compliance with GDSH’s disclosure policy then in effect; and (5) such other information relating to the Company deemed necessary or appropriate in order to keep the market adequately informed regarding the performance outlook of GDSH or the Company, as reasonably determined by GDSH from time to time.

Section 6.07 Conflicting Agreements. The Company and each Shareholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except (x) as expressly contemplated by this Deed, or (y) as otherwise agreed to by each party hereto, (b) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Deed or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Deed, including agreements or arrangements with respect to the Transfer or voting of its Company Securities, or (c) act, for any reason, individually or as a member of a group or in concert with any other Person (provided, that a presumption by operation of law that the Company or Shareholder has acted as a member of a group or in concert with any other Person shall not be determinative as to whether the Company or such Shareholder has breached this sub-clause (c)) in connection with the Transfer or voting of its Company Securities, in each case if doing so would be inconsistent with the provisions of this Deed.

Section 6.08 Employee Plans.

(a) The Designated Rightholder shall at all times have the sole and plenary authority to designate the recipients and allocation of options granted pursuant to the Series A MEG, the Series B MEG, or the Series C MEG, and the Board shall approve, and shall not, without the prior written consent of the Designated Rightholder , take or permit to be taken any action that would revoke, reduce or impair, such authority of the Designated Rightholder. The Board has approved, with effect as of the first Series C Closing Date (i.e., December 31, 2025), the granting and the recipients of the options (as designated by the Designated Rightholder), terms of grant, and vesting conditions of the Series C MEG, which terms of grant shall be consistent with the terms of grant (other than exercise price) of the Series B MEG; provided, that each grant of options under the Series C MEG shall be subject to two-tranche vesting, where sixty percent (60%) of the options granted thereunder (“First Tranche Options”) shall vest and become exercisable upon the satisfaction of any of the First Tranche Vesting Conditions on or prior to September 30, 2027 (the “Initial Vesting Period”) and the remaining forty percent (40%) of the options granted thereunder (“Second Tranche Options”) shall vest and become exercisable upon the satisfaction of any of the Second Tranche Vesting Conditions within the fifth (5th) anniversary of the first Series C Closing Date (i.e., December 31, 2025) (the “Extended Vesting Period”). For the avoidance of doubt, any First Tranche Options not vested during the Initial Vesting Period shall immediately lapse at the end of such period, and any Second Tranche Options not vested during the Extended Vesting Period shall immediately lapse at the end of such period.

(b) Notwithstanding anything to the contrary set forth in Section 6.08(a), no Shares shall be issued pursuant to the Series A MEG, the Series B MEG, the 2025 ESOP, the Series C MEG, or other Employee Plans unless the Person receiving such Shares shall have executed (i) a Deed of Adherence in the form of Exhibit C attached hereto and become a party to this Deed, or (ii) such other agreement as determined by the Company to ensure that such Person shall be bound by the provisions herein that would be applicable to such Person as a Shareholder.

Section 6.09 Compliance with Applicable Law. The Company shall, and the Company shall cause the other Group Companies to, conduct the Business in compliance with all Applicable Law in all material respects, and to apply for, obtain and maintain all consents, permits, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings from, by or with any and all Governmental Authorities that are material to the business as then conducted by the Group, and as required by Applicable Law. The Company further covenants and agrees that it shall, and shall cause each of the other Group Companies to, maintain systems of internal controls, policies or procedures reasonably required to ensure compliance with all Applicable Law in all material respects, including Anti-Corruption Law, Anti-Money Laundering Law, and Sanctions law.

Section 6.10 Access to Tax Information; U.S. Tax Reporting.

(a) The Company shall, and shall procure that each Group Company shall, allow access to the books and records of the Company and each Group Company (including but not limited to Tax returns) and to the Company and Group Companies’ Tax advisors, at such reasonable times during normal business hours and solely at the Major Shareholder’s expense, but only to the extent necessary for the Major Shareholder to comply with its or its Affiliates’ Tax reporting, compliance and payment obligations.

(b) Without limiting the foregoing, at the Major Shareholder’s sole expense, the Company shall and shall procure that each Group Company shall make reasonable commercial efforts to provide such information reasonably requested to enable the Group Companies to:

(i) assist each of the Major Shareholder (at its request) in determining annually whether any of the Group Companies is:

(A) a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder (a “PFIC”); and/or

(B) a “controlled foreign corporation” as defined in Section 957 of the Code or a “foreign controlled foreign corporation” as defined in Section 951B of the Code (each, a “CFC”);

(ii) provide to each of the Major Shareholders (at its request) by March 15 of each year (the “Relevant Year”) sufficient information necessary (including, if the annual consolidated financial statements of the Company in respect of the immediately preceding Financial Year is not, or will not be, available by March 15 of the Relevant Year, the first three quarterly consolidated financial statements of the Company of such immediately preceding Financial Year by March 15 of the Relevant Year, with the annual consolidated financial statements of the Company to be provided as soon as practicable thereafter) for it to enable it to comply with its reporting or payment requirements in respect of any such PFIC or CFC, or otherwise to enable it to comply with U.S. tax reporting or payment requirements, including:

(A) where a Group Company is or is reasonably likely to be a PFIC, PFIC Annual Information Statements as described in Treasury Regulation Section 1.1295-1(g)(1) so as to be sufficient to enable each of the Major Shareholders (or its direct or indirect investors) to timely make and maintain at all times a qualified electing fund election in accordance with Section 1295 of the Code with respect to any Group Company, or, at the election of each of the Major Shareholders, information necessary to make a mark-to-market election with respect to any Group Company in accordance with Section 1296 of the Code;

(B) where a Group Company is a CFC, information necessary to complete Internal Revenue Service Form 5471 (Information Return of U.S. Persons With Respect To Certain Foreign Corporations) and Form 8992 (U.S. Shareholder Calculation of Global Intangible Low-Taxed Income) (in each case, including any successor Form, e.g., regarding net CFC tested income); or

(C) the amount of any Group Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes).

(iii) Solely for purposes of this Section 6.10(b), a “Major Shareholder” is as defined above under Section 1.01 with respect to the CFC rule, and otherwise is any Investor for as long as its Aggregate Ownership Percentage exceeds one percent (1%).

(c) The Company shall, and the parties to this Deed shall ensure each Group Company shall, procure that:

(i) the Company shall at all times be treated as a corporation for U.S. federal income tax purposes and shall not file any election, or take any action, to be treated as other than a corporation for U.S. federal income tax purposes;

(ii) no entity classification elections for U.S. federal income tax purposes shall be made for any Group Company other than the Company without the consent of each of the Major Shareholders, not to be unreasonably withheld; and

(iii) the Company shall consider in good faith any request by a Major Shareholder to file or cause to file an entity classification election for U.S. federal income tax purposes with respect to any Group Company other than the Company.

Section 6.11 Post-IPO Indebtedness. For so long as Coatue is a Major Shareholder holding Series B Preferred Shares, the Company covenants that any incurrence of indebtedness by any Group Company following an IPO shall not, without the prior written consent of Coatue, constitute indebtedness that is within the scope of the Debt Incurrence RM.

Section 6.12 Further Assurances. To the extent that the exercise of any right or the performance of any obligation by any Shareholder under Section 5.03 and Section 5.04 shall be prohibited by Applicable Law, such Shareholder and the other parties hereto agree to cooperate in good faith in any reasonable and lawful alternative arrangements designed to provide such Shareholder or such other parties, as the case may be, the economic benefit from the exercise of such right or the performance of such obligation; provided that no party shall enter into any such arrangement that, in the reasonable judgment of the Company, would be materially adverse to the business of the Company.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Binding Effect; Assignability; Benefit.

(a) This Deed shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

(b) Except as otherwise provided herein, neither this Deed nor any of the rights, interests, remedies, obligations or liabilities arising hereunder or by reason hereof may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void; provided that each Shareholder may assign or delegate the corresponding portion of its rights, interests, remedies, obligations and liabilities hereunder to its Affiliates in connection with any Transfer of any or all of its Company Securities in compliance with this Deed (including Section 7.08) and with written notice to the Company, without the consent of any other party hereto; provided, further, that GDSH may not assign or delegate its rights, interests, remedies, obligations and liabilities under Section 3.02(b), Section 5.01(d), Section 5.04(a), Section 6.03(a), Section 6.04(a), Section 6.05, Section 6.06(d) or Section 7.03(a) to any Person, and the Designated Rightholder may not assign or delegate his rights, interests, remedies, obligations and liabilities under Section 2.01(b), Section 2.03, Section 2.07(b), Section 2.07(c), Section 2.10(b), Section 3.01(b), Section 4.01, Section 5.04(a), Section 5.04(c), Section 6.08(a), or Section 7.03(a)(ii) to any Person.

(c) Except as provided in Section 7.05, nothing in this Deed, expressed or implied, is intended to confer on any Person other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Deed, under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

Section 7.02 Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, or by an international courier service, or sent by email transmission so long as receipt of such email is requested and received:

If to the Company to:

PO BOX 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attention: [***]

Email: [***]

If to the Designated Rightholder to:

PO BOX 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attention: [***]

Email: [***]

in each case with a copy (which shall not constitute notice) to:

White & Case

16th Floor, York House, The Landmark

15 Queen’s Road Central

Hong Kong

Attention: [***]

Email: [***]

If to the Shareholders, to the address and contacts as set forth on Schedule 6.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Any Person that becomes a Shareholder pursuant to Section 7.08 shall provide its mailing address and email address to the Company, which shall promptly provide such information to each other Shareholder.

Section 7.03 Waiver, Amendment, Termination.

(a) Except as otherwise provided for in this Section 7.03, but subject to the Shareholder Reserved Matters (as provided therein), no provision of this Deed may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective (other than any deemed waiver pursuant to Section 4.01(d), which shall be deemed waived in accordance therewith), and no provision of this Deed may be amended or otherwise modified except by an instrument in writing executed by the Company and such Shareholders whose cumulative Aggregate Ownership Percentage exceeds fifty percent (50%), including GDSH (for so long as GDSH is a Major Shareholder), the Series A Supermajority, the Series B Supermajority, and the Series C Majority. Any party hereto may at any time irrevocably waive any or all of its rights under this Deed by delivering a waiver of such rights, which states that such waiver is irrevocable, in writing to each of the other parties hereto. Notwithstanding anything to the contrary in the foregoing, (i) any amendment, waiver or modification of any provision of this Deed that would adversely affect the rights, obligations, powers or interests of any Shareholder in a manner that is disproportionate from the manner in which it affects such matters with respect to other Shareholders may be effected only with the written consent of the Shareholder so disproportionately affected, and (ii) any amendment, waiver or modification of any provision of this Deed that would materially and adversely affect the rights, obligations, powers or interests of the Designated Rightholder or the Designated Rightholder Director may be effected only with the written consent of the Designated Rightholder.

(b) This Deed shall terminate and be of no further force and effect: (i) with respect to any Shareholder, subject to Section 3.02(a)(i), upon such Shareholder ceasing to beneficially own any Company Securities, and such Shareholder shall cease to be bound by the terms hereof; or (ii) upon the completion of an IPO; provided, that (A) the provisions of Section 2.01(b), Section 2.07(c), Section 2.10, Section 2.13, Section 3.01(c), Section 5.02, Section 5.03, Section 5.04(d), Section 5.04(e), Section 6.02, Section 6.04, Section 6.08(a), Section 6.11 and this Article VII shall survive any termination of this Deed pursuant to this Section 7.03(b)(ii); (B) the Series A Liquidation Preference (in respect of any Series A Preferred Shares that remains outstanding following an IPO), the Series B Liquidation Preference (in respect of any Series B Preferred Shares that remains outstanding following an IPO), and the Series C Liquidation Preference (in respect of any Series C Preferred Shares that remains outstanding following an IPO) will survive until such Series A Preferred Shares, Series B Preferred Shares, or Series C Preferred Shares (as applicable) are converted into Ordinary Shares in accordance with the terms of this Deed and the Articles (in each case subject to any proportional adjustments to be made to the Conversion Price for any share dividend or distribution, share split or subdivision, combination or consolidation, reorganization, recapitalization, reclassification or other similar event affecting such Preferred Shares); and (C) the Registration Rights shall survive any Public Listing, IPO or QIPO; provided, further that any termination of this Deed with respect to any Shareholder or the Company or otherwise shall not relieve any such party from any obligations or liabilities arising from a breach of its obligations hereunder occurring prior to such termination.

(c) No party shall have any liability whatsoever for or in connection with any consequential or indirect damages in connection with this Deed or the transactions contemplated hereunder except to the extent reasonably foreseeable or awarded in a third party proceeding.

Section 7.04 Fees and Expenses. All costs and expenses incurred in connection with the preparation of this Deed, or any amendment hereto or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 7.05 No Recourse. Notwithstanding anything that may be expressed or implied in this Deed, and notwithstanding the fact that certain of the parties may be corporations, partnerships or limited liability companies, each party hereto covenants, agrees and acknowledges that no recourse under this Deed shall be had against any former, current or future equity holders, general or limited partners, members, Controlling persons, directors, officers, employees, managers, agents or Affiliates of any other party hereto or any former, current or future equity holders, general or limited partners, members, Controlling persons, directors, officers, employees, managers, agents or Affiliates of any of the foregoing (excluding any party to this Deed, collectively “Non-Recourse Persons”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Person under this Deed for any claim based on, in respect of or by reason of such obligations or their creation.

Section 7.06 Governing Law. This Deed, and any non-contractual obligations arising out of or in connection with this Deed, shall be governed by, and construed in accordance with, the laws of England and Wales.

Section 7.07 Jurisdiction. Any dispute, controversy, difference or claim arising out of or in connection with this Deed, including any question regarding its existence, validity, interpretation, performance, breach, termination or the parties’ rights and obligations hereunder, or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration (the “Arbitration”) administered by the SIAC in accordance with the Arbitration rules of the SIAC for the time being in force, which rules are deemed to be incorporated by reference in this Section 7.07 (the “SIAC Rules”). The law governing this arbitration agreement shall be the laws of England and Wales. The tribunal shall comprise three (3) arbitrators appointed in accordance with the SIAC Rules. The seat of the Arbitration shall be Singapore. The language of the Arbitration shall be English. Any award shall be final and binding upon the parties concerned. Judgment on the award may be entered and enforced by any court of competent jurisdiction. Each party may at any time request from any competent judicial authority any interim or conservatory measure.

Section 7.08 Additional Parties.

(a) Each of the parties hereto agrees that with respect to any Person that becomes a holder of any Share and is not already a party to this Deed, whether as an original party or by having executed a Deed of Adherence, the Company is hereby authorized to enter into a Deed of Adherence with such Person, and such Person shall, upon entering into the Deed of Adherence, have the benefit of and be subject to the burden of all the provisions of this Deed as if it were a party to it in the capacity designated in the Deed of Adherence.

(b) Without prejudice to Section 7.08(a), any Person who has acquired Shares in accordance with the Subscription Agreements may, by way of executing and delivering a Deed of Adherence, and thereby, without any further action by the Company or any Shareholder, become a party to and be deemed as a “Shareholder”, a “Series A Preferred Shareholder” (if applicable), a “Series B Preferred Shareholder” (if applicable), a “Series C Preferred Shareholder” (if applicable), an “Investor” and a “party” under this Deed.

(c) Schedule 1 (List of Investors), Schedule 6 (Notices), and, to the extent applicable, Schedule 4 (Use of Name) and Schedule 7 (Affiliate) of this Deed shall be deemed automatically amended and supplemented from time to time by the relevant provisions of any Deed of Adherence executed in accordance with this Deed after the Effective Date.

Section 7.09 Specific Enforcement. Each party hereto acknowledges that irreparable injury to the other parties hereto may occur in the event that any provision of this Deed is not performed by any party hereto in accordance with its specific terms or is otherwise breached, and the remedies at law of the other parties for a breach or threatened breach of this Deed would be inadequate and, in recognition of this fact, any party to this Deed, without posting any bond, and in addition to all other remedies that may be available at law or in equity, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 7.10 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Deed shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such waiver. Each Shareholder agrees that, to the extent that it is or becomes entitled to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of any government from any legal proceeding or arbitration relating to this Deed from the jurisdiction of any competent court, from service of process, from execution pursuant to a judgment or an arbitral award or from any other legal process in any jurisdiction, such Shareholder hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to matters arising with respect to this Deed or the subject matter hereof. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Deed or any waiver on the part of any other party of any provisions or conditions of this Deed, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Deed, or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

Section 7.11 Counterparts; Effectiveness. This Deed may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission methods and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Deed shall become effective on the Effective Date.

Section 7.12 Severability. If any term, provision, covenant or restriction of this Deed is held by a court or tribunal of competent jurisdiction or other authority to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Deed shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Deed so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Deed as a deed on the day and year first above written.

THE COMPANY:

SIGNED, SEALED and DELIVERED as a deed by DAYONE DATA CENTERS LIMITED acting by William Wei Huang, who is duly authorized to sign on its behalf
/s/ William Wei Huang
Title: Authorised Signatory

[Signature Page to Third A&R Shareholders Deed]

Designated Rightholder:

SIGNED, SEALED and DELIVERED as a deed by WILLIAM WEI HUANG
/s/ William Wei Huang

In the presence of: Clement Ong Name of Witness
/s/ Clement Ong
Occupation: Senior Legal Director Address: 5 Temasek Boulevard #10-01/02/06 Suntec Tower 5

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by GDS HOLDINGS LIMITED acting by William Wei Huang, who is duly authorized to sign on its behalf
/s/ William Wei Huang
Title: Chairman & CEO

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDERS:

SIGNED, SEALED and DELIVERED as a deed by HGDC HOLDINGS LIMITED acting by Colm John O’Connell, who is duly authorized to sign on its behalf
/s/ Colm John O’Connell
Title: Authorised Signatory

SIGNED, SEALED and DELIVERED as a deed by HGDK HOLDINGS LIMITED acting by Colm John O’Connell, who is duly authorized to sign on its behalf
/s/ Colm John O’Connell
Title: Authorised Signatory

SIGNED, SEALED and DELIVERED as a deed by HGDO II HOLDINGS LIMITED, acting by Colm John O’Connell, who is duly authorized to sign on its behalf
/s/ Colm John O’Connell
Title: Authorised Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by LUMINOUS KNOWLEDGE LIMITED acting by Timothy Chen, who is duly authorized to sign on its behalf
/s/ Timothy Chen
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by GRAND SLAM LIMITED acting by Timothy Chen, who is duly authorized to sign on its behalf
/s/ Timothy Chen
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by TORAKEN LLC acting by John Cullinane, who is duly authorized to sign on its behalf
/s/ John Cullinane
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by TORAKEN II LLC acting by John Cullinane, who is duly authorized to sign on its behalf
/s/ John Cullinane
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by CHAUSSON INTERNATIONAL LIMITED acting by Jacky Li, who is duly authorized to sign on its behalf
/s/ Jacky Li
Title: Authorised Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by BRILLIANT DYNASTY LIMITED acting by Jacky Li, who is duly authorized to sign on its behalf
/s/ Jacky Li
Title: Authorised Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by PRINCEVILLE GLOBAL DATACENTER DEVELOPMENT INVESTMENTS LIMITED acting by Joaquin Rodriguez Torres Perrier, who is duly authorized to sign on its behalf
/s/ Joaquin Rodriguez Torres Perrier
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed

by PRIVATUS NOMINEES PTY LTD (ACN 649 376 527) AS TRUSTEE FOR PRINCEVILLE GLOBAL III ANZ FUND acting by Joaquin Rodriguez Torres Perrier, who is duly authorized to sign on its behalf

/s/ Joaquin Rodriguez Torres Perrier
Title: Attorney in Fact

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by PUJIANG INTERNATIONAL INVESTMENT HOLDING LIMITED acting by Jun Chen, who is duly authorized to sign on its behalf
/s/ Jun Chen
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by PUJIANG II INTERNATIONAL INVESTMENT HOLDING LIMITED acting by Jun Chen, who is duly authorized to sign on its behalf
/s/ Jun Chen
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by TEKNE PRIVATE VENTURES XVI, LP acting by Benjamin Baker, who is duly authorized to sign on its behalf
/s/ Benjamin Baker
Title: COO/Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by HARVEST DALL PTE LTD acting by Kenneth Gaw, who is duly authorized to sign on its behalf
/s/ Kenneth Gaw
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by ANGEL SYSTEM LIMITED acting by Kenneth Gaw, who is duly authorized to sign on its behalf
/s/ Kenneth Gaw
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by SBCVC FUND VI, L.P. acting by Chauncey Shey, who is duly authorized to sign on its behalf
/s/ Chauncey Shey
Title: Managing Partner

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed

by COATUE TACTICAL SOLUTIONS PS HOLDINGS AIV 11 LP acting through its general partner, Coatue Structured Fund GP LLC, acting by Brent Duddie, who is duly authorized to sign on its behalf

/s/ Brent Duddie
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed

by COATUE TACTICAL SOLUTIONS PS HOLDINGS AIV 12 LP acting through its general partner, Coatue Structured Fund GP LLC, acting by Brent Duddie, who is duly authorized to sign on its behalf

/s/ Brent Duddie
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDERS:

SIGNED, SEALED and DELIVERED as a deed by
BAUPOST PRIVATE INVESTMENTS A-2, L.L.C.	/s/ Richard Carona
Title: Partner

By: Baupost Limited Partnership 1983 A-1, its sole member

By: The Baupost Group, L.L.C., its managing general partner

in each case, acting by Richard Carona, who is duly authorized to sign on its behalf

SIGNED, SEALED and DELIVERED as a deed by
BAUPOST PRIVATE INVESTMENTS B-2, L.L.C.	/s/ Richard Carona
Title: Partner

By: Baupost Limited Partnership 1983 B-1, its sole member

By: The Baupost Group, L.L.C., its managing general partner

in each case, acting by Richard Carona, who is duly authorized to sign on its behalf

[Signature Page to Third A&R Shareholders Deed]

SIGNED, SEALED and DELIVERED as a deed by
BAUPOST PRIVATE INVESTMENTS C-2, L.L.C.	/s/ Richard Carona
Title: Partner

By: Baupost Limited Partnership 1983 C-1, its sole member

By: The Baupost Group, L.L.C., its managing general partner

in each case, acting by Richard Carona, who is duly authorized to sign on its behalf

SIGNED, SEALED and DELIVERED as a deed by
BAUPOST PRIVATE INVESTMENTS BVI-2, L.L.C.	/s/ Richard Carona
Title: Partner

By: Baupost Value Partners, L.P.-I, its sole member By: The Baupost Group, L.L.C., its managing general partner in each case, acting by Richard Carona, who is duly authorized to sign on its behalf

[Signature Page to Third A&R Shareholders Deed]

SIGNED, SEALED and DELIVERED as a deed by
BAUPOST PRIVATE INVESTMENTS BVII-2, L.L.C.	/s/ Richard Carona
Title: Partner

By: Baupost Value Partners, L.P.-II, its sole member By: The Baupost Group, L.L.C., its managing general partner in each case, acting by Richard Carona, who is duly authorized to sign on its behalf

SIGNED, SEALED and DELIVERED as a deed by
BAUPOST PRIVATE INVESTMENTS BVIII-2, L.L.C.	/s/ Richard Carona
Title: Partner

By: Baupost Value Partners, L.P.-III, its sole member By: The Baupost Group, L.L.C., its managing general partner in each case, acting by Richard Carona, who is duly authorized to sign on its behalf

[Signature Page to Third A&R Shareholders Deed]

SIGNED, SEALED and DELIVERED as a deed by
BAUPOST PRIVATE INVESTMENTS BVIV-2, L.L.C.	/s/ Richard Carona
Title: Partner

By: Baupost Value Partners, L.P.-IV, its sole member By: The Baupost Group, L.L.C., its managing general partner in each case, acting by Richard Carona, who is duly authorized to sign on its behalf

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by PACIFIC DC HOLDINGS, LP acting by Benjamin Baker, who is duly authorized to sign on its behalf
/s/ Benjamin Baker
Title: COO/Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by SOUTHEAST INFRASTRUCTURE HOLDINGS, LP acting by Benjamin Baker, who is duly authorized to sign on its behalf
/s/ Benjamin Baker
Title: COO/Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by SILVER NEXUS HOLDINGS, LP acting by Benjamin Baker, who is duly authorized to sign on its behalf
/s/ Benjamin Baker
Title: COO/Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by SVF II ATLANTIC (DE) LLC acting by Jonathan Duckles, who is duly authorized to sign on its behalf
/s/ Jonathan Duckles
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by K5 TECH FUND I, LP – SERIES 111 by K5 Tech, LLC, the General Partner of the Partnership, acting by Bryan Baum, who is duly authorized to sign on its behalf
/s/ Bryan Baum
Title: Managing Member

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by ALPHA JWC VENTURES III, L.P. By: Alpha JWC Ventures III, GP, L.P., its general partner By: Alpha JWC Ventures III GP Ltd., its general partner,

/s/ Chandra Tjan
Title: Director

in each case, acting by Chandra Tjan and Jefrey Joe, who is duly authorized to sign on its behalf	/s/ Jefrey Joe
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by PT AJWCS SINERGI TIGA acting by Chandra Tjan and Jefrey Joe, who is duly authorized to sign on its behalf

/s/ Chandra Tjan
Title:

/s/ Jefrey Joe
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by STARR INVESTMENTS CAYMAN V, INC. acting by Dorothy Ying Dong, who is duly authorized to sign on its behalf
/s/ Dorothy Ying Dong
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed

by B CAPITAL TECH DATACENTER PARTNERS LTD by B Capital Management Ltd, as Sole Director of B Capital Tech Datacenter Partners Ltd, acting by Lorne Baring, who is duly authorized to sign on its behalf

/s/ Lorne Baring
Title: Director, on behalf of B Capital Management Ltd

[Signature Page to Third A&R Shareholders Deed]

IN WITNESS WHEREOF, the undersigned has hereto executed and delivered this Deed as of the day and year first above written.

EXECUTED as a deed by PT LESTARI INVESTASI INDONESIA acting by Johan TH Batubara, who is duly authorized to sign on its behalf	[IDR10,000 stamp duty]
/s/ Johan TH Batubara
President Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed
by MEGA ONE, SCSP acting by Evan Testa, who is duly authorized to sign on its behalf
/s/ Evan Testa
Title: Agent of the manager Roundtable Lux o.p.s. Sàrl

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by FOREBRIGHT VISION LIMITED acting by IP Kun Wan, who is duly authorized to sign on its behalf
/s/ IP Kun Wan
Title: Authorised Signature

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by PROSPERIS HOLDING LIMITED acting by Timothy Chen, who is duly authorized to sign on its behalf
/s/ Timothy Chen
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by NOCTURNE RISE LIMITED acting by Timothy Chen, who is duly authorized to sign on its behalf
/s/ Timothy Chen
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed

by K5 TECH FUND II, LP - SERIES 204 by K5 TECH II, LLC, the General Partner of the Partnership, acting by Bryan Baum, who is duly authorized to sign on its behalf

/s/ Bryan Baum
Title: Managing Member

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by DTS NO. 1 PRIVATE EQUITY FUND acting through its general partner, SJL PARTNERS, LLC acting by Woosung Jung, who is duly authorized to sign on its behalf
/s/ Woosung Jung
Title: Managing Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by PUJIANG III INTERNATIONAL INVESTMENT HOLDING LIMITED acting by Jun Chen, who is duly authorized to sign on its behalf
/s/ Jun Chen
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed

by FOREBRIGHT ASIA MASTER FUND VCC acting for and on behalf of Hyperscale Capital Fund, acting by FCAP Investors Pte. Ltd., its appointed fund manager, by Yeo Chee Kean, who is duly authorized to sign on its behalf

/s/ Yeo Chee Kean
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by TORAKEN III LLC acting by John Cullinane, who is duly authorized to sign on its behalf
/s/ John Cullinane
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

EXECUTED as a deed
by ANCHOR VII PTE. LTD. acting by WOO TSUNG YUAN, FRANCIS JAMES, who is duly authorised to sign on its behalf
/s/ Woo Tsung Yuan, Francis James
Director

in the presence of: /s/ Moses Tan
Name of Witness: Moses Tan Designation: Senior Legal Counsel

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED and DELIVERED as a deed by WILLIAM E. FORD, III, acting in his capacity as trustee for SOUTH FIFTH TRUST U/A/D OCTOBER 17, 2014
/s/ William E. Ford, III
Title: Trustee

In the presence of:

/s/ Emanuela Imperaqto

Witness name:	Emanuela Imperaqto

Witness address:	6735 Ridge Blvd, Brooklyn, NY 11220

Witness occupation:	Executive Assistant

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by STOCKHAUSEN INTERNATIONAL PTE. LTD. acting by Jacky Li, who is duly authorized to sign on its behalf
/s/ Jacky Li
Title: Authorised Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by H25 SUNLIGHT GP acting for and on behalf of H25 SUNLIGHT FUND L.P. acting by Jonathan Tam, who is duly authorized to sign on its behalf
/s/ Jonathan Tam
Title: Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by COATUE PC LLC acting by Brent Duddie, who is duly authorized to sign on its behalf
/s/ Brent Duddie
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed

by CELADON PARTNERS CO-INVEST GP LIMITED as the General Partner of Celadon Partners Co-Investment 1 (BVI) L.P., acting by John Cullinane, who is duly authorized to sign on its behalf

/s/ John Cullinane
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by CELADON LLC as the Manager of Celadon Partners Series LLC – Series A, acting by Donald Tang, who is duly authorized to sign on its behalf
/s/ Donald Tang
Title: Authorized Signatory

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

EXECUTED as a deed
by ODYSSEY RIDGE POLARIS LIMITED acting by Pintaro Mulia, who is duly authorized to sign on its behalf
/s/ Pintaro Mulia
Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed
by MEGA ONE II, SCSP acting by Evan Testa, who is duly authorized to sign on its behalf
/s/ Evan Testa
Title: Agent of the manager Roundtable Lux o.p.s. Sàrl

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by SOLARIS INVESTMENT HOLDINGS, LTD. acting by Charles Regan, who is duly authorized to sign on its behalf
/s/ Charles Regan
Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

EXECUTED and DELIVERED as a deed

HV SOLARIS LLC

By:	HarbourVest GP LLC
Its Manager

By:	HarbourVest Partners, LLC
Its Managing Member

By:	/s/ Brendan Butlet
Name: Brendan Butlet
Title: Principal

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by UNITED INVESTMENTS PTE LTD acting by Janet Young, who is duly authorized to sign on its behalf
/s/ Janet Young
Director

[Signature Page to Third A&R Shareholders Deed]

SHAREHOLDER:

SIGNED, SEALED and DELIVERED as a deed by HBYT CO-INVESTMENT HOLDINGS LIMITED, acting by Colm John O’Connell, who is duly authorized to sign on its behalf
/s/ Colm John O’Connell
Title: Authorised Signatory

[Signature Page to Third A&R Shareholders Deed]

Schedule 1

List of Investors

[INTENTIONALLY OMITTED]

Schedule 2

6.01(a) Warranties and Undertakings

[INTENTIONALLY OMITTED]

Schedule 3

GDSH Non-Compete Excluded Persons

[INTENTIONALLY OMITTED]

Schedule 4

Use of Name

[INTENTIONALLY OMITTED]

Schedule 5

GDSH Information Rights

[INTENTIONALLY OMITTED]

Schedule 6

Notices

[INTENTIONALLY OMITTED]

Schedule 7

Affiliate

[INTENTIONALLY OMITTED]

Schedule 8

Series B Minimum Premium

[INTENTIONALLY OMITTED]

Schedule 9

Definitions related to Vesting Conditions

[INTENTIONALLY OMITTED]

Schedule 10

Public Company Board Composition

[INTENTIONALLY OMITTED]

Exhibit A

FORM OF FIFTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF

ASSOCIATION

[INTENTIONALLY OMITTED]

Exhibit B

FORM OF PUBLIC COMPANY ARTICLES

[INTENTIONALLY OMITTED]

Exhibit C

DEED OF ADHERENCE

[INTENTIONALLY OMITTED]